Exhibit 99.1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Minnesota Department of Commerce, Securities Division is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

OFFERING PRICE FOR UNITS:  $0.50

MINIMUM AMOUNT:  $6,000,000 (12,000,000 UNITS)

MAXIMUM AMOUNT:  $18,000,000 (36,000,000 UNITS)

OTTER TAIL AG ENTERPRISES, LLC

24096 - 170TH AVENUE

FERGUS FALLS, MN, 56537-7518

PHONE:  (218) 998-4301

Prospectus No.

Subject to Completion, dated February 9, 2009

THE UNITS BEING SOLD IN THIS OFFERING HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE MINNESOTA DEPARTMENT OF COMMERCE SECURITIES DIVISION, NOR HAS THE COMMISSION OR DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE.  SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

OTTER TAIL AG ENTERPRISES, LLC

This is a public offering of Class A units of ownership interest (the “Units”) in Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company (“Otter Tail,” “OTAE,” “Company,” “we” or “us”).  The Company is an ethanol production company.  Each Unit represents ownership interest in our assets, profits, losses and distributions.  While we are a reporting Company with the Securities and Exchange Commission (“SEC”), no public market currently exists for the Units.

We are offering a minimum of 12,000,000 Units equal to $6,000,000 in cash proceeds (the “Minimum Amount”) and a maximum of 36,000,000 Units equal to $18,000,000 in cash proceeds (the “Maximum Amount”) to Minnesota residents (the “Offering”), at a price of equal to $0.50 per Unit.  The Units are being offered until the earlier of (i) the Maximum Amount is raised or (ii) [One Year from Effective Date], 2010 (the “Offering Termination Date”).  The minimum purchase (the “Minimum Investment”) is 12,500 Units ($6,250) at $0.50 per Unit, provided that we may permit a smaller investment in our sole discretion.  All subscription payments received for Units before conditions for breaking escrow and release of proceeds to the Company have been met will be held in an interest-bearing account (the “Escrow Account”) with Security State Bank.  If we have not satisfied all of the conditions to break escrow by [One Year from Effective Date], 2010, we will promptly return all proceeds held in the Escrow Account without interest or deduction.  If we fail to break escrow, we will retain any interest earned on the proceeds in the Escrow Account.

We intend to use the proceeds from this Offering for general operating and working capital.  This Offering is designed to increase the equity of the Company in order to remedy certain elements of our debt obligations and to provide the cash necessary for the day-to-day operation of our plant.

Our mailing address is 24096 - 170th Avenue, Fergus Falls, Minnesota, 56537-7518, and our telephone number is (218) 998-4301.

A purchase of Units involves significant risks.  You should only invest in this Offering if you can afford to lose your entire investment.  See the section entitled “Risk Factors” beginning on page 5 to read about important factors you should consider before purchasing Units.  These factors include and discuss that, among other things:

•	The proceeds of the Offering may be insufficient to stabilize the Company and permit us to continue as a going concern;
•

We have received a waiver from our lead and other lenders  pertaining to our violation of certain loan covenants under our Master Loan Agreement as of September 30, 2008 but may experience additional events of default in the future, which would entitle each of our lenders to exercise default remedies;

•	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing;
•

Our high level of debt limits our ability to fund general corporate requirements, limits our flexibility in responding to competitive developments and increases our vulnerability to adverse economic and industry conditions;

•	The Units will be subject to significant transfer restrictions and will not be tradable on any public market, which may make it difficult for you to resell or liquidate your investment.

	Offering Price Per Unit(1)	Sales Commissions(2)	Proceeds to Company(3)
Minimum Investment(4)	$0.50	$0	$6,250
Minimum Offering Amount	$0.50	$0	$6,000,000
Maximum Offering Amount	$0.50	$0	$18,000,000

(Footnote information on inside cover page)

i

FOOTNOTE INFORMATION

(1)	Offering Price per Unit. The Offering price was arbitrarily determined, and we make no representations, whether express or implied, as to the value of the Units offered in this Offering.

(2)

Brokers; Agents. We plan to complete the Offering without a placement agent, and, although we have not, at the time of this Prospectus, retained a placement agent for this Offering, we reserve the right to retain a placement agent to assist us with the Offering.

(3)

Proceeds. Amounts shown are proceeds before deducting expenses incurred in connection with the Offering, including legal and accounting fees, printing costs and other costs and expenses related to the Offering. We anticipate such Offering costs and expenses will be $50,000, or approximately less than one percent of the Maximum Amount.

(4)	Minimum Investment. The Minimum Investment in the Company is 12,500 Units ($6,250) at $0.50 per Unit provided that we may permit a smaller investment in our sole discretion. See “Plan of Offering.”

IMPORTANT NOTICES TO INVESTORS

References to “we,” “us,” “our,” and the “Company” refer to the entity and business of Otter Tail Ag Enterprises, LLC.

This Prospectus (the “Prospectus”) contains important information about us that you should read and consider carefully before you decide whether to invest in the Company’s units of ownership interest (“Units”).  The principal sections of this Prospectus are located on the pages referenced in the Table of Contents.  Some of the documents related to the Offering are included in the Exhibits to this Prospectus.  If you have any questions regarding the information in this Prospectus, you should contact Anthony Hicks with Otter Tail Ag Enterprises, LLC as follows:

Anthony Hicks

24096 - 170th Avenue

Fergus Falls, Minnesota, 56537-7518

Phone:  (218) 998-4301

E-mail:  ahicks@otaellc.com

This Prospectus is an offer to sell or a solicitation of offers to buy the Units to residents of the State of Minnesota and only to such persons to whom such offers and sales are permitted.  The Units are being registered with the State of Minnesota only.  The Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any other state securities commission, and are offered and sold pursuant to claimed exemptions from the registration requirements of the Securities Act.  Neither the Securities and Exchange Commission nor the Minnesota Department of Commerce Securities Division (the “Division”) has made an independent determination that the offer and sale of the Units is exempt from registration.

Only Minnesota residents who meet one of the suitability tests described in this Prospectus may purchase Units in this Offering.

In connection with the federal exemption from registration and the suitability standards established for this Offering, we will rely on the representations, warranties and agreements of the subscribers in the Subscription Agreement and Letter of Investment Intent (the “Subscription Agreement”), attached to this Prospectus as Exhibit C, in connection with the offer and sales of Units hereunder.

As result of our reliance on Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereunder to offer and sell the Units, you will not be able to sell or otherwise transfer your Units to residents of any other state for a period of nine months after we complete the sale of all of the Units purchased in this Offering.  In addition, the Units are subject to significant transfer restrictions as set forth in our Operating and Member Control Agreement (the “Member Control Agreement”) which is attached to this Prospectus as Exhibit B.  See “Description of Membership Units.”

The Securities Act and the securities laws of Minnesota grant purchasers of securities sold in violation of the registration or qualification provisions of such laws the right to rescind their purchase of such securities and to receive back their consideration paid.  The Company believes that the Offering described in this Prospectus is not required to be registered under the Securities Act and has been properly registered under Minnesota securities law.  These laws granting the right of rescission also provide that suits of such violations must be brought within a specified time, usually one year from discovery of facts constituting such violation.  Should any investor institute such an action on the theory that the Offering conducted as described herein was required to be registered or qualified, we will contend that the contents of this Prospectus constituted notice of the facts constituting such violation.

We may reject your subscription, in whole or in part, for any reason or no reason, and your subscription is subject to subscription procedures we have established for this Offering.  If we choose to accept your subscription, one of our officers will countersign a copy of your Subscription Agreement and return it to you.  This is the only way we will accept your subscription.  Please read the more detailed information about subscribing under “Plan of Offering” and “How to Purchase Units.”

We have not authorized anyone to give any information or to make any representations with respect to the Units or this Offering except the information contained in this Prospectus.  You should not rely on any other Offering literature, advertising or other information in any form that anyone may provide you.

In making an investment decision, you must rely on your own examination of the Company and the terms of the Offering, including the merits and risks involved.  These securities have not been recommended by any federal or state securities commission or regulatory authority and any representation to the contrary is a criminal offense.

We reserve the right to suspend or terminate this Offering at any time prior to the Offering Termination Date.  The information contained in this Prospectus is accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or any sale of the Units. Neither the delivery of this Prospectus nor the sale of Units hereunder shall create any implication that there has been no change in the information contained herein or in our business since the date of this Prospectus.

This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such an offer is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation.

Neither the information contained herein, nor any prior contemporaneous or subsequent communication should be construed by you as legal or tax advice.  You should consult your own legal and tax advisors to ascertain the merits and risks of an investment in a Unit before investing.

TABLE OF CONTENTS

IMPORTANT NOTICES TO INVESTORS	iii
MINIMUM PURCHASE AND INVESTOR SUITABILITY REQUIREMENTS	1
SUMMARY DESCRIPTION OF OFFERING AND UNITS	2
RISK FACTORS	5
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	19
ESTIMATED USE OF PROCEEDS	22
PLAN OF OFFERING	24
DILUTION	31
DESCRIPTION OF MEMBERSHIP UNITS	33
DESCRIPTION OF OUR BUSINESS	38
DESCRIPTION OF PROPERTY	50
LEGAL PROCEEDINGS	50
SELECTED FINANCIAL DATA	51
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	51
DIRECTORS AND EXECUTIVE OFFICERS	53
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	58
EXECUTIVE COMPENSATION	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	67
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	68
FEDERAL INCOME TAX CONSIDERATIONS	70
HOW TO PURCHASE UNITS	80

EXHIBITS

A.	ARTICLES OF ORGANIZATION OF THE COMPANY
B.	MEMBER CONTROL AGREEMENT OF THE COMPANY
C.	FORM OF SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT
D.	AUDITED FINANCIAL STATEMENTS
E.	FINANCIAL FORECAST STATEMENT
F.	SPECIMEN UNIT CERTIFICATE

v

MINIMUM PURCHASE AND INVESTOR SUITABILITY REQUIREMENTS

Eligibility

Only residents of the State of Minnesota may purchase Units in this offering (the “Offering”).  For purposes of this Offering, a business entity is a Minnesota resident if, at the time of the offer and sale of the Units, its principal office is in Minnesota.  A business organization that is organized for the specific purpose of acquiring Units in this Offering is NOT a Minnesota resident unless all of the beneficial owners of such organization are residents of Minnesota.  An individual is a Minnesota resident if his or her principal residence is in Minnesota at the time of the offer and sale of the Units.  Current Members who are not residents of Minnesota are not eligible to purchase Units in this Offering, notwithstanding any other information contained herein.

Suitability

Investing in our Units is highly speculative and involves significant risk.  Our Units are suitable only as a long-term investment and only if you can bear complete loss of your investment.  It may be difficult for you to sell the Units when you desire because there is no public trading market for the Units and we do not expect one to develop in the foreseeable future.  In addition, our operating and member control agreement (“Member Control Agreement”) contains significant restrictions on the sale or transfer of Units.  You should not invest in the Units if you need to sell them quickly in the future.  We reserve the right to reject any subscription, in whole or in part, for any reason, including, if we determine that the Units are not suitable investment for a particular investor.  To this end, you can invest in this Offering only if you can represent to us in your subscription agreement that you meet one of the following suitability tests:

(1)	You have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or
(2)	You have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

Information you provide on the subscription agreement will be kept as confidential as possible.  However, we may show your information to such persons as the Company deems necessary to determine your eligibility as Minnesota resident or to ascertain your general suitability for investment.

IMPORTANT NOTICE

Investors deemed the beneficial owners of five percent (5%) or more of our Units may have reporting obligations under Section 13 and Section 16 of the Securities Act as we are a public reporting Company.  If you believe that you may become the beneficial owner of five percent (5%) or more of our outstanding Units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under federal securities laws.

SUMMARY DESCRIPTION OF OFFERING AND UNITS

Type of Security Offered	Class A Units of ownership interest in the Company (“Units”). See “Description of Membership Units.”

Offering Size

We are offering a minimum of 12,000,000 Units equal to $6,000,000 in cash (“Minimum Amount”) and a maximum of $18,000,000 (36,000,000 Units) (“Maximum Amount”). See “Description of Membership Units” and “Plan of Offering.” No partial Units will be sold.

Offering Period

The Offering will terminate upon the earlier of acceptance of subscriptions for the Maximum Amount, or [One year from Effective Date], 2010 (“Offering Termination Date”). The board has the right to terminate the Offering at any time, including after the Minimum Amount is raised in the Escrow Account.

Price per Unit	The Units will be offered at a price of $0.50 per Unit.

Minimum Investment	You must subscribe for at least 12,500 Units ($6,250) at $0.50 per Unit, provided that we may permit a smaller investment in our sole discretion. See “Plan of Offering.”

Investor Qualifications	To participate in the Offering you must be a Minnesota resident and meet the suitability tests described in this Prospectus.

Exclusive Sales Period for Members

We intend to give existing Members the exclusive right to buy Units in this Offering for an exclusive period of two (2) weeks, ending [Date two weeks after Effective Date] (the “Exclusive Period”), on a pro rata basis before subscriptions for Units from non-members are accepted. During the Exclusive Period, current Members may subscribe for up to their pro rata share of the Maximum Amount of Units offered in this Offering (the “Pro Rata Share”). A current Member’s Pro Rata Share will be based upon the Member’s current percentage ownership in the Company. Specifically, the Pro Rata Share shall be calculated by multiplying (i) a fraction, the numerator of which is the individual Member’s total number of Units held, and the denominator of which is 23,944,000, the total Units of the Company issued and outstanding as of [Effective Date], 2009, by (ii) the Maximum Amount of Units offered in this Offering. A Member subscribing for their full pro rata total (the “Pro Rata Total”) is guaranteed to receive such Pro Rata Share and shall be entitled to purchase and receive their Pro Rata Share, assuming we are able to sell the Minimum Amount. Each current Member may subscribe for additional Units in excess of his, her or its respective Pro Rata Share during the Exclusive Period (an “Overage”), but may not be entitled to purchase or receive the full amount of any Overages for which that Member subscribes. The availability of any Overages will depend on other current Members not subscribing for their respective full Pro Rata Shares during the Exclusive Period. In the event total subscriptions from current Members exceed the Maximum Amount, Overage subscriptions shall be apportioned on a pro rata basis amongst the Overages, based on a fraction, the numerator of which is the Overage for the Member, the denominator of which is the total Overages by all current Members (the “Overage Pro Rata”). A Member will receive a quantity of Overage

Units equal to their Overage Pro Rata multiplied by the Maximum Amount of Units decreased by the pure pro rata total. The pure pro rata total shall equal the total amount for which all current Members subscribed less the total Overages (the “Pure Pro Rata”). We shall return funds not applied to any Overage, without interest or deduction, to any subscriber for whom we are unable to satisfy their full requested subscription amount.

During the Exclusive Period, the Company will collect payment from any non-members for the full amount for the number of Units a non-member wishes to purchase, provided that such subscriptions will not be accepted by the Company until the Exclusive Period has expired with available Units remaining for sale in this Offering. Payment tendered to the Company by non-members during the Exclusive Period will be held in escrow until the Exclusive Period expires. If the Maximum Amount is sold before the expiration of the Exclusive Period, non-members’ payment shall be returned by the close of the next business day without interest or deduction. If the Maximum Amount has not been sold to the Members during the Exclusive Period, but the total subscriptions during the Exclusive Period exceeds the Maximum Amount, we will issue Units on a pro rata basis to non-members. Any over-payment shall be refunded by the close of the next business day without interest or deduction. If the Maximum Amount has not been sold before the expiration of the Exclusive Period, the Company will accept completed Subscription Agreements and payment for the full amount from both Members and non-members. Units sold after the Exclusive Period will be available on a “first-come, first-served” basis regardless of whether the investor is a Member or non-member.

Subscription Procedures

Before purchasing Units, you must: (1) read and complete the subscription agreement (attached hereto as Exhibit C); (2) draft a check payable to “Security State Bank, as Escrow Agent for OTAE, LLC” in the amount of one hundred percent (100%) of the amount due for Units for which subscription is sought, which amount will be deposited in the escrow account (the “Escrow Account”); and (3) deliver to us these items and an executed copy of the signature page of our Member Control Agreement. In the event we have not reached the Minimum Amount within the twelve month term of the offering period any subscription proceeds in the Escrow Account will be returned to investors pursuant to the terms of the escrow agreement (the “Escrow Agreement”).

Escrow Procedures

Proceeds from the subscriptions for the Units will be deposited in an interest bearing account that we have established with Security State Bank as Escrow Agent under a written Escrow Agreement and may be invested in short-term securities issued by the United States government. We will not release funds from the Escrow Account until cash proceeds from Unit sales deposited in the Escrow Account equals or exceeds $6,000,000, exclusive of interest. Regardless of whether we obtain the Minimum Amount in the Escrow Account, the Board retains the absolute right to terminate the Offering and return any and all funds in escrow in the Board’s sole and absolute discretion.

Escrow Agent	Until we have met all conditions necessary to break escrow and release proceeds, all subscription proceeds will be deposited in the Escrow

Account at Security State Bank. If we do not meet the conditions necessary to break escrow and release proceeds before [One Year from Effective Date], 2010, the proceeds from the sales of Units will be refunded promptly to investors in full, without interest or deduction. If we do not break escrow, the Company will retain any interest earned by the Escrow Account.

Payment Terms	You will be required to submit full payment on the Units with your Subscription Agreement.

Use of Proceeds

Proceeds from this Offering will be used for general operating and working capital. This Offering is designed to increase the equity of the Company in order to remedy certain elements of our debt obligations and to provide the cash necessary for the day-to-day operation of our plant. See “Use of Proceeds.”

Restrictions on Transferability

The Units are subject to restrictions on transferability under applicable federal and state securities laws and the Member Control Agreement. You will not be able to sell or otherwise transfer your Units to residents of any other state for a period of nine months after we complete the sale of all of the Units purchased in this Offering. See “Description of Membership Units.”

Risk Factors

An investment in the Units involves a very high degree of risk, including the risk of loss of an investor’s entire investment. See “Risk Factors” for a discussion of factors investors should consider before purchasing any of the Units.

Voting Rights	Following the issuance of Units in this Offering, each Member is entitled to one vote in the affairs of the Company for each Unit held. See “Description of Membership Units.”

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RISK FACTORS

You should carefully consider the risks described below, as well as other information contained in this Prospectus and other matters that may affect an investment by you, before making a decision to invest in Units.  For the reasons explained below and in this Prospectus, investing in Units is highly speculative, involves a high degree of risk and is not appropriate for you if you cannot afford to lose your entire investment.  The risk factors described below are intended to only summarize and highlight certain factors related to an investment in Units and are not intended to cover in full, supersede, or replace other portions of this Prospectus which may discuss these and other factors.  Further, the order in which the risk factors appear below in no way reflects the relative importance or severity of the risk in relationship to the Company or Offering, and no such inference should be made based on the order in which the risk factors appear below.

Risks Related to the Offering

If we fail to sell the minimum number of Units, the Offering will fail and your investment will be returned to you with nominal interest or no interest.  We may not be able to sell the minimum number of Units required to close on this Offering.  We must sell at least the Minimum Amount, $6,000,000, by [One Year from Effective Date], 2010 in order to close the Offering.  If we do not sell the Minimum Amount, we cannot close the Offering and must return investors’ money. We anticipate needing capital of at least the Minimum Amount to continue operations but we may require significantly more than even the Maximum Amount. If the Offering fails due to our inability to raise the Minimum Amount, it is likely that we will be unable to continue our operations and will have to file for bankruptcy, in which case your investment will be returned to you with nominal or no interest.

The proceeds of the Offering may be insufficient to stabilize the Company and permit us to continue as a going concern.  Even if we are able to sell the Minimum Amount and close the Offering, the cash generated by this Offering may not be sufficient to meet our immediate capital needs and help the Company negotiate a solution to problems with our existing term and revolving loan agreements.  This may also be true if we sell the Maximum Amount.  Due to many factors, including but not limited to: our ability to operate our ethanol plant at sufficient levels; our ability to produce and sell ethanol and distillers grains on positive margins; continued price volatility in the corn, crude oil and ethanol markets; the risk of our lenders requiring full payment on our outstanding loans or payment in excess of interest only; and general instability in the ethanol industry, we are unable to predict with certainty the amount of cash we need to continue operations. We may be forced to file for bankruptcy if the funds we raise in this Offering are insufficient to meet such needs. If we file for bankruptcy after breaking escrow and after the Escrow Agent disburses the funds raised in connection with this Offering, it is highly likely that equity investors, including investors in this Offering, will lose part or all of their original and any subsequent investment.

We are not experienced in selling securities and no one has agreed to assist us or purchase any Units that we cannot sell ourselves, which may result in the failure of this Offering.  We are making this Offering as a direct primary offering, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the Minimum Amount by [One Year from Effective Date], 2010, we will be required to return your investment.  We have no firm commitment from any prospective buyer to purchase our Units and there can be no assurance that the Offering will be successful.  We plan to offer the Units directly to investors by registering our securities in the state of Minnesota.  We may hold informational meetings in the state of Minnesota.  Our governors have significant responsibilities in their primary occupations or other full-time outside commitments in addition to trying to raise capital and may be unable to devote adequate time to capital-raising efforts.  See “Governors and Executive Officers.”

Investors will not be allowed to withdraw their investment, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.  Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by us.  We do not anticipate making a rescission offer.  You should only invest in us if you are willing to have your investment be unavailable until the latter of us abandoning the Offering or breaking escrow, which could be up to one year after the effective date of our registration statement, or the date on which you’re able to transfer Units you receive in the Offering.  There are significant transfer restrictions on our Units.  You will not have a right to withdraw and demand a cash payment from us.  Therefore, your investment may be unavailable to you for an indefinite period of time.

The sale of the Minimum Amount, while necessary to the business operations of the issuer, is not designed as a protection to investors, or to indicate that their investment decision is shared by other unaffiliated investors.  Units may be purchased by our affiliates, or by other persons who will receive fees or other compensation or gain dependent upon the success of this Offering.  Such purchases may be made at any time, and will be counted in determining whether the required Minimum has been met.  Because there may be substantial purchases by affiliates of the issuer, or other persons who will receive fees or other compensation or gain dependent upon the success of the Offering, no individual investor should place any reliance on the sale of the specified minimum as an indication of the merits of this Offering.  Each investor must make his own investment decision as to the merits of this Offering.

Investors should not expect that the sale of sufficient Units to reach the Minimum Amount, or in excess of that minimum, indicates that such sales have been made to investors who have no financial or other interest in the Offering, or who otherwise are exercising independent investment discretion.

Our Board has discretion in the allocation of proceeds from this Offering. Our Board of Governors will have broad discretion in allocating the proceeds of this Offering. While we intend to use the proceeds of the Offering as described in “Estimated Use of Proceeds,” changes in business operations, market factors and other unanticipated events, as well as the total amount of Units sold, may change how we apply proceeds from sales of the Units.

Financial Projections are highly speculative.  Any financial projections included in this Prospectus, including the financial projections attached as Exhibit F to this Prospectus, and all other materials or documents supplied by us should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed therein and in this Prospectus. The financial projections have not been prepared based upon certified public accounting standards and have not been reviewed by an independent accountant.  The assumptions and facts upon which such projections are based are subject to variations that may arise as future events actually occur.  The financial projections included herein are based on assumptions made by us regarding future events.  There is no assurance that actual events will correspond with these assumptions.  Actual results for any period may or may not approximate such financial projections.  Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions.  Neither we nor any other person or entity makes any representation or warranty as to the future profitability of an investment in our Units.

Risks Relating to Default Under our Master Loan Agreement

We have received a waiver from our lead and other lenders  pertaining to our violation of certain loan covenants under our Master Loan Agreement as of September 30, 2008 but may experience additional events of default in the future, which would entitle each of our lenders to exercise default remedies.  We are obligated to comply with various covenants under our debt financing agreements.  Our master loan agreement with Agstar Financial Services, PCA (“Agstar”) (the “Master Loan Agreement”), which governs our construction note (“Construction Note”), term revolving note (“Term Revolving Note”) and our revolving line of credit note (“Revolving Line of Credit Note”) and mortgage (“Mortgage”) with Agstar (collectively, with all documents and agreements relating thereto, the “Agstar Loans”), states that an event of default will exist if we fail to satisfy certain financial ratio and reporting requirements or fail to timely make any payment of principal, interest, fees, expenses, charges or other amounts under any of the Agstar Loans.  Likewise, our construction and term loan agreement  with MMCDC New Market Fund II, LLC (“NMF”), which governs debt we incurred in connection with building and equipping our plant, and has been apportioned into a senior note and a subordinated note (the “NMF Loan”) states that an event of default exists if we default on any payment of principal or interest, fees, expenses, or other amounts due under the NMF Loan or any other obligations in favor of NMF, and our capital lease with Otter Tail County, pursuant to which we financed equipment for our processing facility and the county issued revenue and general obligation bonds, provides that an event of default exists if we fail to make any payment when due or violate certain other standard covenants. The NMF Loan and our capital lease with Otter Tail County also contain cross-acceleration and cross-default provisions that are triggered if an event of default occurs and is continuing under any of the Agstar Loans. Thus, a default or acceleration under the Master Loan Agreement could result in the default and acceleration of the NMF Loan and our capital lease with Otter Tail County  (regardless of whether we were in compliance with the terms of such debt agreements). Each of such lenders is entitled to remedies upon default including but not limited to acceleration of all outstanding unpaid principal amounts. Accordingly, a default under the Master Loan Agreement and the Agstar Loans could result in all of our outstanding debt becoming immediately due and payable.

As of September 30, 2008, we were in violation of two loan covenants under the Master Loan Agreement due to our failure to meet tangible net worth requirements and to furnish audited financial statements to Agstar within ninety days of our fiscal year end. We received a waiver from Agstar effective until October 1, 2009 on these loan covenants, and also received waivers dated December 9, 2008 and January 9, 2009 from NMF and December 2, 2008 from Otter Tail County for cross default provisions under our agreements with such lenders. Although we have received a waiver for our previous violations, we may violate other loan covenants in the future and may not receive additional waivers. Agstar would then be entitled to exercise any or all of its default remedies under the Master Loan Agreement, including but not limited to the following: accelerating the due date of the unpaid principal balance of the Construction Note, Term Revolving Note, Revolving Line of Credit Note, Mortgage and all other promissory notes executed and delivered to Agstar by us; appointing a receiver to take possession of some or all of our assets (to the extent necessary to satisfy our debt); requiring us to pledge to Agstar as security an amount in immediately available funds equal to the amount we then owe to Agstar; and withholding advances on our Revolving Line of Credit.  These remedies are cumulative, meaning that Agstar can exercise any one or all of them.  In addition, as explained above, because our NMF Loan and our capital lease with Otter Tail County are subject to cross-default provisions, our default under the Master Loan Agreement enables such lenders to exercise default remedies under their respective agreements, including but not limited to acceleration of all outstanding principal amounts. If Agstar and/or our other lenders exercise their right to accelerate outstanding principal balances, we would have insufficient cash to pay amounts due and Agstar and our other lenders would have the right to seize all of the collateral to which they are entitled, which includes all of our tangible and intangible property, real and personal (to the extent necessary to satisfy our debt). A loss of these assets would make it impossible to continue operations and we would be forced to shut down operation of the plant.

Risks Related to Our Financing

Our failure to comply with a single debt financing covenant or agreement could have a material adverse impact on our business as a whole.  As of the date of this Prospectus, we have over $86,000,000 in senior and subordinated debt financing, net of current maturities.  We have senior debt financing through Agstar in the amount of $41,000,000, which included $35,000,000 for construction costs, and a revolving line of credit of up to $6,000,000.  We also have financing through NMF of $19,175,000, which consists of a senior loan note of $14,480,500 and subordinated loan note of

$4,694,500.  Finally, we have a capital lease with Otter Tail County for solid waste equipment in the approximate amount of $26,010,000.

Our debt financing arrangements contain various covenants and agreements and contain cross-acceleration and cross-default provisions.  Under these provisions, a default or acceleration of one debt agreement will result in the default and acceleration of our other debt agreements (regardless of whether we were in compliance with the terms of such other debt agreements).  Accordingly, a default on one debt agreement could result in all of our outstanding debt becoming immediately due and payable.  Our Master Loan Agreement states that if we default on any payment of principal, interest, fees, expenses, charges or other amounts under the Construction Note, Term Revolving Note, Revolving Line of Credit Note, and Mortgage, this will constitute an event of default and Agstar may accelerate the due date of the unpaid balance of the principal on all of the Agstar promissory notes.  Likewise, our NMF Loan states if we default on any payment of principal or interest, fees, expenses, or on any other obligations in favor of NMF, this will constitute an event of default and NMF may accelerate the due date of the unpaid balance of the principal on all of the NMF Loan.  The NMF Loan also states that if an event of default occurs and is continuing under any of the Agstar loan documents, it shall be deemed an event of default under the NMF Loan.  The capital lease with Otter Tail County (the “County”) contains a provision that states that if an event of default occurs and is continuing under any of the Agstar loan documents, it shall be deemed an event of default under the capital lease.  The application of cross-acceleration or cross-default provisions means that our compliance with applicable debt covenants and agreements will be interdependent and one default may materially harm our business as a whole.  We were in violation of financial covenants under the Master Loan Agreement as of September 30, 2008, because we failed to meet tangible net worth requirements and deliver audited financial statements within ninety days of our fiscal year end.  We have received a waiver from Agstar for these covenants through October 1, 2009 and any other lenders.  Any further violation after this waiver period could significantly and materially harm our business.

Our high level of debt limits our ability to fund general corporate requirements, limits our flexibility in responding to competitive developments and increases our vulnerability to adverse economic and industry conditions.  Our total consolidated long-term debt, net of current maturities, as of the date of this Prospectus, which includes senior and subordinated debt financing with Agstar, NMF and the County, was approximately $86,000,000 and represented approximately 61% of our total capitalization as of that date. Our level of indebtedness could have important adverse consequences on our future operations, including: making it more difficult for us to meet our payment and other obligations under the outstanding Agstar and NMF debt; reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes; limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate and the general economy; and placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged. Moreover, if we fail to make any required payments under our debt, or otherwise breach the terms of our debt, a substantial portion of our debt could be subject to acceleration. In such a situation, it is unlikely we would be able to repay the accelerated debt, which would have a material adverse impact on our business and ability to continue to operate as a going concern. As mentioned above, as of September 30, 2008, we were in violation of certain covenants under the Master Loan Agreement with Agstar related to tangible net worth and delivery of audited financial statements, but Agstar has waived compliance with these covenants until October 1, 2009 and our other lenders have waived the event of default that occurred pursuant to cross-default provisions in their respective agreements.  Any further covenant violations under any of our loan agreements could significantly and materially harm our business.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.  Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for a going concern uncertainty on our financial statements as of September 30, 2008.  As explained in the report, we have incurred an accumulated deficit of approximately $8.7 million as of September 30, 2008.  Based on our operating plan, our existing working capital is not sufficient to meet the cash requirements to fund our planned operating expenses, capital expenditures, and working capital requirements though September 30, 2009 without additional sources of cash and/or the deferral, reduction or elimination of significant planned expenditures. Currently, we have no commitments to obtain additional capital, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We are currently behind on interest payments of our capital lease with Otter Tail County and it is unlikely that we will be able to make our scheduled principal payments at the end of February 2009.  In addition to defaulting on several of our outstanding loans, we are currently behind on payments to U.S. Bank as trustee under a capital lease arrangement with Otter Tail County, whereby Otter Tail County holds title to certain solid waste facility assets of the Company and leases the assets back to us for the Plant’s use.  U.S. Bank acts as trustee on behalf of bondholders for Subordinate Exempt Facility Revenue Bond Series 2007 and General Obligation Abatement Bonds issued by Otter Tail County.  It is also likely that we will be unable to make our scheduled principal payments at the end of February 2009.  Failure to make payments to the trustee under the Capital Lease equal to the aggregate principal amount of the bonds outstanding and an amount equal to interest on the Bonds is considered an event of default.  Therefore, if we are unable to make such interest or principal payments, the Trustee may declare all payments of capital lease principal and interest immediately due and payable.

Risks Relating to Our Business

We anticipate needing to raise additional capital to meet our short-term needs, and may be unsuccessful in doing so.  We will require significant capital for a number of expenditures, including financing operations, paying indebtedness, and implementing our restructuring plan. We believe that much of this capital must come from sources outside of available cash flows from our operations.  There is no guarantee that we will be successful in raising enough capital from outside sources to adequately fund our operations and other short-term needs.  In the event that we are unable to obtain enough capital, we may be forced to proceed with a bankruptcy, liquidation, reorganization, or other winding down of the business affairs. Even if we are able to obtain additional debt financing, we may not be able to do so upon favorable terms. Alternatively, if we seek additional equity financing in the future, the ownership of our current members, including investors in this Offering, will be diluted. In order to attract investors, we may also have to offer equity at prices lower than the Units offered hereby.

We rely on the services of key personnel, the loss of which could adversely affect the future success of the Company.  We are highly dependent on the services of Anthony Hicks, who serves as our Chief Executive Officer and Chief Financial Officer. If we were to lose the services of Mr. Hicks, whether through termination, attrition, incapacitation or otherwise, there are currently no successors who could implement our business plan. Therefore, such loss could have a material adverse impact on us and our future profitability.

We have a limited operating history and a history of losses.  We have a limited operating history and resources.  We had an operating loss of approximately $8,700,000 for the year ended September 30, 2008. Although we had a period of profitability following the commencement of ethanol production in May, June and July 2008, we have not been profitable since that time and may never achieve profitability. We are dependent on our officers and governors to manage our business and development, and such persons have no previous experience managing and operating a public ethanol business. If the revenue we generate is insufficient for us to continue operations, the value of our Units will decline and you may lose all or a portion of your investment.

Our leadership has little to no experience in the ethanol industry and may be unable to devote adequate time to this venture. We are presently, and are likely for some time to continue to be, dependent upon our founding members, some of whom also serve as our governors and executive officers.  Our Chief Executive Officer and Chief Financial Officer, Anthony Hicks, is experienced in business generally but has no experience in operating an ethanol plant.  Moreover, Mr. Hicks has a number of responsibilities at the Company due to his dual role as CEO and CFO, which may prevent him from focusing on improving operations. Likewise, many of our governors have no expertise in the ethanol industry. Certain governors on our Board are presently engaged in business and other activities which impose substantial demand on the time and attention of such governors.

Our lack of business diversification could result in the devaluation of our Units if revenue from our primary products decreases.  Our business solely consists of the production and sale of ethanol and distillers grains.  We do not have any other lines of business or other sources of revenue if we are unable to successfully operate the plant.  Our lack of business diversification could cause us to lose all or some of our members’ investments if we are unable to generate revenues through the production and sale of ethanol and distillers grains.

Our executive officer and governors lack significant experience in financial accounting and preparation of reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Neither our executive officer nor any of our governors has ever served as such with a company that is required to file reports under the Exchange Act. Although we plan to implement a search for a full-time controller or CFO with appropriate U.S. GAAP and SEC experience, it is not clear how long this search will take or whether it will be successful. Unless and until we attract and hire a qualified candidate, we may not be able or qualified to efficiently and correctly deal with our financial accounting issues and preparation of the Exchange Act reports, and such responsibilities will continue to require significant time from Mr. Hicks. In any event, we will likely incur significant expenses in preparing Exchange Act reports and establishing adequate internal controls and disclosure controls and procedures. If we are unable to correctly address our financial accounting issues and prepare our Exchange Act reports, we may be exposed to significant liabilities and have difficulty raising additional capital.

We currently have equipment repairs that will cause us to stop production for a limited time and we may be required to make other unscheduled maintenance or repairs to continue operations.  As of the date of this Prospectus, we have equipment repairs and equipment cleaning that will cause us to stop production for an estimate of at least two (2) days.  We will be replacing equipment that is currently under warranty.  However, we may have other unscheduled maintenance and repair obligations in the future that may or may not be covered by warrant and, other than routine maintenance; we cannot predict what equipment may need maintenance and repair, how much such maintenance and repair may cost, and how long we would have to stop production to perform such maintenance and repair.

Risks Related to the Ethanol Industry

The spread between ethanol and corn prices can vary significantly and we expect to incur losses in the near future because of narrow spreads.  We have certain risks and uncertainties that we experience during volatile market conditions such as what we experienced during the fourth quarter for the year ended September 30, 2008. These volatilities can have a severe impact on operations.  Our revenues are derived from the sale and distribution of ethanol and distillers grains to customers primarily located in the U.S. and our operating and financial performance is largely driven by the prices at which we sell ethanol and the net expense of corn.  The price of ethanol is influenced by factors such as supply and demand, weather, government policies and programs, and unleaded gasoline and the petroleum markets, although since 2005 the prices of ethanol and gasoline began a divergence with ethanol selling for less than gasoline at the wholesale level. Excess ethanol supply in the market, in particular, puts downward pressure on the price of ethanol. Our largest cost of production is corn.  The cost of corn is generally impacted by factors such as supply and demand, weather, government policies and programs, and our risk management program used to protect against the price volatility of these commodities.

We incurred a net loss of approximately $8,700,000 for the fiscal year ended September 30, 2008.  Net losses were high in large part because of rising corn costs that were not offset by rises in ethanol prices. Corn prices increased due to increases in demand for grain from global markets, increased speculation in the commodity markets including oil and corn, low corn carryout from 2007, and inclement spring weather. Corn costs also were high due to a change in value of our forward purchase contracts, which were adversely affected by the change in market price.  Ethanol prices rose mainly in conjunction with the increase in the price of corn and oil.

We anticipate that our results of operations for the first quarter of 2009 will continue to be affected by high corn prices, a surplus of ethanol, low ethanol prices, and volatility in the commodity markets. While the market price of corn has since dropped to $4.03 per bushel on October 31, 2008 as quoted on the Chicago Board of Trade (“CBOT”) for December 2008 futures from a peak of $7.88 per bushel in late June 2008 as quoted on the CBOT, it still remains relatively volatile. The volatility is due to various factors, including uncertainty with respect to the fall harvest and corn carryout in 2008, increased demand for grain from global and national markets, speculation in the commodity markets, and demand for corn from the ethanol industry. Concurrently, the price of ethanol ($1.75 per gallon as of October 31, 2008 on the CBOT for December 2008 futures) is expected to lag due to excess supply in the market and sluggish demand growth. As of December 9, 2008, according to the Renewable Fuels Association, 172 ethanol refineries had a production capacity of a record 10.4 billion gallons, with existing plants currently increasing capacity to produce an additional 660 million gallons.  In addition, 21 refineries were under construction to produce an additional 1.6 billion gallons. Consequently, we expect margins to be tight or exist not at all in the first quarter of fiscal 2009.  Continued tight margins may seriously decrease our liquidity and could cause us to default on one or more of our loan agreements.

Hedging transactions could significantly increase our operating costs if we incorrectly estimate our corn requirements and are not able to utilize all of the corn subject to our futures contracts.  We attempt to minimize the effects of fluctuations in the price of corn on our operations by taking hedging positions in the corn futures markets.  Hedging is a means of protecting the price at which we will buy corn in the future.  In one type of hedging transaction, we purchase futures contracts that lock in the amount and price of corn that we will purchase at a future date.  Whether our hedging activities are successful depends upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grain to utilize all of the corn subject to the futures contracts.  Although we attempt to link hedging activities to sales plans and pricing activities, hedging activities can result in significant costs, especially if we cannot use all of the corn subject to our futures contracts.  If we are unsuccessful with our hedging efforts, our business may suffer.

Our operating costs could be higher than we expect, and this could reduce our profitability or cause us to lose money.  In addition to general market fluctuations and economic conditions, we could experience significant operating cost increases from numerous factors, many of which are beyond our control.  These increases could arise from, among other things:

•	higher natural gas and electricity prices;

•	higher labor costs, particularly if there is any labor shortage;

•	higher corn costs;

•	higher transportation costs because of greater demands on truck and rail transportation services; and

•	higher costs of regulatory compliance, including regulations related to the environment and worker safety.

As more ethanol plants are built, ethanol production will increase and, if demand does not sufficiently increase, the price of ethanol and distillers grain may decrease.  We expect that the number of ethanol producers and the amount of ethanol produced will likely continue to increase.  We cannot assure that the demand for ethanol will continue to increase.  The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, whether the phase out or restrictions on the use of MTBE continues and the development of other technologies or products that may compete with ethanol.  If the demand for ethanol does not sufficiently increase, increased ethanol production may lead to lower ethanol prices.  In addition, because ethanol production produces distillers grain as a co-product, increased ethanol production will also lead to increased supplies of distillers grain.  Demand for distillers grain is independent of the demand for ethanol and depends upon various factors, such as the strength of the local and national beef and dairy cattle industry, and the availability of other feed products at more economical prices.  An increase in the supply of distillers grain, without offsetting increases in demand, could lead to lower prices.  Decreases in the price of ethanol and distillers grain will result in our generating lower revenue and lower profit margin, thereby reducing or eliminating our profits.

Growth in the ethanol industry is dependent on growth in the fuel blending infrastructure to accommodate ethanol, which may be slow and could result in decreased demand for ethanol.  The ethanol industry depends on the fuel blending industry to blend the ethanol that is produced with gasoline so it may be sold to the end consumer.  In many parts of the country, the blending infrastructure cannot accommodate ethanol which leads to certain areas that do not blend any ethanol.  Substantial investments are required to expand this blending infrastructure that may not be made by the fuel blending industry.  Should the ability to blend ethanol not expand at the same rate as increases in ethanol supply, it may decrease the price of ethanol despite the fact that there may be significant demand at the consumer level to purchase ethanol.  Should the fuel blending industry not make the required investments to expand the blending infrastructure, it may lead to a decrease in the selling price of ethanol which could impact our ability to operate profitably.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines, takes more energy to produce than it contributes, and/or causes rising food prices may affect the demand for ethanol or government supports for ethanol, which could adversely affect our business.  According to an April 30, 2008 article in the Washington Post titled “Siphoning Off Corn to Fuel Our Cars,” there are questions regarding ethanol’s benefit in reducing greenhouse gases, and ethanol’s role in rising food prices, which rose throughout the summer of 2008.  In addition, according to a May 8, 2008 article in the Los Angeles Times titled “Lawmakers Turn Up the Heat on Ethanol in Response to Rising Food Prices,” rising food prices have prompted some lawmakers to propose rolling back the ethanol RFS or granting states waivers from RFS mandates.  A lack of government support for corn-based ethanol or decrease in ethanol demand due to consumer concerns over food prices will likely decrease our ethanol revenues.

Competition from ethanol imported from Central American and Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share.  A portion of the ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative.  Large ethanol producers, such as Cargill, Inc., have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States.  Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol.  Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably.

We face intense competition from competing ethanol producers, and we may not have sufficient resources to compete effectively.  Competition in the ethanol industry is intense.  We face formidable competition in every aspect of our business, and particularly from other companies that are seeking to develop large-scale ethanol plants.  We face competitive challenges from larger facilities and organizations that produce a wider range and larger quantity of products than we can, and from other plants similar to our plant.  Our plant is in direct competition with other ethanol producers, many of which have more experience and greater resources than we do.  Some of these producers are, among other things, capable of producing a significantly greater amount of ethanol and compete with us for corn and product markets.  Nationally, the ethanol industry may become more competitive given the substantial amount of construction and expansion that is occurring in the industry.  If we are unable to compete effectively in this competitive environment, the value of our business may suffer.

Technological advances could significantly decrease the cost of producing ethanol or result in the production of higher quality ethanol, and if we are unable to adopt or incorporate technological advances into our operations, our plant could become uncompetitive or obsolete.  We expect that technological advances in the processes and procedures for producing ethanol will continue to occur.  It is possible that those advances could make the processes and procedures that we utilize at our plant less efficient or obsolete, or cause the ethanol we produce to be of a lesser quality.  These advances could also allow our competitors to produce ethanol at a lower cost than us.  If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive.

Ethanol production methods are also constantly advancing.  The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, and municipal solid waste.  This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn.  Another trend in ethanol production research is to produce ethanol through a chemical process rather than a fermentation process, thereby significantly increasing the ethanol yield per pound of feedstock.  Although current technology does not allow these production methods to be competitive, new technologies may develop that would allow these methods to become viable means of producing ethanol in the future.  If we are unable to adopt or incorporate these advances into our operations, our cost of producing ethanol could be significantly higher than our competitors, which could make our plant obsolete and cause member investment to decrease in value or become worthless.

In addition, alternative fuels, additives and oxygenates are continually under development.  Alternative fuel additives that can replace ethanol may be developed, which may decrease the demand for ethanol.  It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates, which would lower the demand for ethanol.  If technological advances decrease consumer demand for ethanol, our revenues may decrease and the value of our business may suffer.

If we lose the services of third-party marketers, we will not be able to sell the ethanol or distillers grain that we produce.  We have entered into contracts with third-party providers to market our supply of ethanol and distillers grains.  Our dependence on these distributors means that our financial performance depends upon the financial health of the distributors we contract with.  We cannot assure that we will be able to find a suitable replacement if a distributor fails to perform.  Further, these third-party distributors will likely have relationships and agreements with other ethanol producers.  It is possible that a distributor’s ability or willingness to market and sell our products could be impaired by agreements that the distributor may have with other entities not related to us.  Consequently, we may not obtain the best possible prices for our products, which may decrease our revenues and the value of our business.

Any interruption in our natural gas or electricity supply may force us to halt operations, and significant increases in the price of natural gas or electricity may increase our costs of operation,

thereby harming our profitability.  We require a significant amount of natural gas and electricity to operate our plant.  The price of natural gas and electricity, like other commodities, fluctuate significantly.  Any significant increase in the price of gas or electricity will result in increased operating costs and lower profit margins because the price of ethanol tends to track with the price of gasoline and not the cost of production.  We may not be able to pass the higher costs on to our customers.  Further, natural gas is the only thermal heating source for our plant and electricity is our only source of power, and if there are any interruptions in supply, we would have to halt operations.  An interruption in supply or problems with delivery could have a material adverse effect on our business.

The price of distillers grain is affected by the price of other commodity products, such as soybeans, and decreases in the price of these commodities could decrease the price of distillers grain, which will decrease the amount of revenue we may generate.  Distillers grain competes with other protein-based animal feed products.  The price of distillers grain may decrease when the price of competing feed products decrease.  The prices of competing animal feed products are based in part on the prices of the commodities from which they are derived.  Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grain.  Because the price of distillers grain is not tied to production costs, decreases in the price of distillers grain will result in our generating less revenue and lower profit margins.

Competition for qualified personnel in the ethanol industry is intense and we may not be able to hire and retain qualified officers, engineers, and operators to efficiently operate the plant.  We have 31 employees, which is all of the personnel that we believe are necessary to operate the plant.  Our success depends in part on our ability to retain competent personnel in a rural community.  We cannot assure that we will be able to maintain qualified personnel, or hire competent personnel in the event of turnover.  If we are unable to maintain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate the plant.

Risks Related to the Government and Regulatory Environment

The use and demand for ethanol is dependent on various environmental regulations and governmental programs that could change and cause the demand for ethanol to decline.  There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel.  These laws, regulations and programs are constantly changing.  Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol.  Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state.  Material changes in environmental regulations regarding the use of MTBE or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol.  If the oxygenated fuel requirements were eliminated or if any state were to receive a waiver, the use and demand for ethanol may decline significantly.  Future changes in the law may further postpone or waive requirements to use ethanol.  Such changes in laws, regulations and programs may adversely affect our business and its profitability.

Other laws, regulations and programs provide economic incentives to ethanol producers and users.  For example, Congress recently adopted a Renewable Fuels Standard directing the Environmental Protection Agency to adopt rules requiring refineries, blenders, distributors and importers to introduce or sell volumes of ethanol and biodiesel into commerce in accordance with an annual renewable fuels schedule.  On December 19, 2007, President Bush signed into law the Energy Independence and Security Act of 2007, which raises the minimum usage requirement to 13.2 billion gallons of ethanol by 2012 and 15 billion gallons by 2015.  The Act also mandates a minimum requirement of 36 billion gallons of renewable fuels by 2022, with cellulosic ethanol accounting for 16 billion gallons of this total.  The passage of pending federal or state energy legislation or any other revocation or amendment of any one or more of these laws, regulations or programs could have a significant adverse effect on the ethanol industry and our business.  We cannot assure that any of these laws, regulations or programs will continue in the future or that these laws, regulations or programs will benefit us or benefit us more than our ethanol producing competitors.  Some of these laws, regulations and programs will expire under their terms unless extended, such as the federal partial excise tax exemption for gasoline blenders who use ethanol in their gasoline, which is scheduled to expire in December 2010.  Government support of the ethanol industry could change and Congress and state legislatures could remove economic incentives that enable ethanol to compete with other fuel additives.  The elimination or reduction of government subsidies and tax incentives could cause the cost of ethanol-blended fuel to increase.  The increased price could cause consumers to avoid ethanol-blended fuel and cause the demand for ethanol to decline, which could adversely affect our business.

Our business is subject to extensive and potentially costly environmental regulations that could change and significantly increase our operating costs.  The plant is subject to environmental regulation by the Minnesota Department of Natural Resources and by the United States Environmental Protection Agency (“EPA”).  The state of Minnesota or the EPA may seek to implement additional regulations or implement stricter interpretations of existing regulations.  Changes in environmental regulations or stricter interpretation of existing regulations may require additional capital expenditures or increase our operating costs.  In addition, because our plant is a 55,000,000 gallon per year plant, it may be more difficult and costly for us to comply with applicable environmental regulations than smaller ethanol plants.  Any increases in operating costs will result in lower profit margins because we may be unable to pass any of these costs on to our customers.

In addition, the plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the plant arising from air or water discharges.  These individuals and entities may object to the air emissions from our plant.  Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object.  Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs, which could adversely affect our profitability.

In 2007, the Supreme Court decided a case in which it ruled that carbon dioxide is an air pollutant under the Clean Air Act for the purposes of motor vehicle emissions.  The Supreme Court directed the EPA to regulate carbon dioxide from vehicle emissions as a pollutant under the Clean Air Act.  Similar lawsuits have been filed seeking to require the EPA to regulate carbon dioxide emissions from stationary sources such as our plant under the Clean Air Act.  Initially, we will not likely market and sell any of the carbon dioxide we produce.  Instead, we will emit it into the atmosphere.  Any fines or settlements based on our carbon emissions could reduce our profitability.  While there are currently no regulations applicable to us concerning carbon dioxide, if the EPA or the State of Minnesota were to regulate carbon dioxide emissions by plants such as ours, we may have to apply for additional permits or we may be required to install carbon dioxide mitigation equipment or take other as yet unknown steps to comply with these potential regulations.  Compliance with any future regulation of carbon dioxide, if it occurs, could be costly and may prevent us from operating the plant profitably which could decrease or eliminate the value of our Units.

Our business is subject to extensive occupational safety and health regulations that could increase our operating costs.  We are subject to various occupational safety and health regulations, and we have incurred expense in training employees in occupational safety compliance.  On January 10 and 11, 2008, all plant operational personnel were trained for 10 hours in an OSHA safety course.  In addition, on February 19, 2008 all operational employees attended a training course on hazardous materials.  We have compiled a current Plant Safety Manual with the assistance of our consultants, Natural Resource Group, which is available to all plant personnel.  We will continue to be subject to such safety and health regulations and will continue to incur expense with respect to training and compliance.  We do not expect that compliance with these rules and regulations will have a material impact on our business or as to our competitive stance in the industry, as these rules apply to other ethanol plants as well.  However, any increase in OSHA compliance costs could negatively affect our profitability.

Risks Related to the Units

Given the current condition of the Company and the ethanol market generally, it is unlikely that we will make any distributions in the near future.  Our obligations to our creditors restrict our ability to make any distributions at this time, or at any time in the next year.  We may only make distributions in the event that we have positive cash flow.  We have not had a positive cash flow since early 2008.  Positive cash flow and cash distributions are not assured in the future, and we are not now, and may never again be, in a position to make such distributions. Whether we are able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Our lenders and other creditors would have priority over Unit holders in the event of a liquidation of our assets, and if there are insufficient assets to repay our outstanding liabilities our Unit holders could receive only a portion or none of their initial investment.  As further explained under “Risks Relating to Default Under our Master Loan Agreement,” and “Risks Related to Our Financing,” our debt financing agreements contain covenants relating to financial ratios, delivery of financial statements and timely repayment of debt. As of September 30, 2008, we were in violation of two loan covenants under the Master Loan Agreement due to our failure to meet tangible net worth requirements and to furnish audited financial statements to Agstar within ninety days of our fiscal year end. We received a waiver from Agstar effective until October 1, 2009 on these loan covenants, and also received waivers dated December 9, 2008 and January 9, 2009 from NMF and December 2, 2008 from Otter Tail County for cross default provisions under our agreements with such lenders. Although we have received a waiver for our previous violations, we may violate other loan covenants in the future and may not receive additional waivers. An event of default would entitle Agstar and, pursuant to cross-default provisions, our other lenders, to exercise any and all of their default remedies against us, including but not limited to acceleration of the due date of the outstanding principal balance under each of our loans. Moreover, an event of default may limit our ability to access capital under our Revolving Line of Credit and make it less likely that we could obtain alternative debt or equity financing. If an event of default occurs and is not waived in the future and any of our lenders choose to exercise their default remedies, we would have insufficient liquidity to continue operations, and may be forced to proceed with an orderly liquidation of our assets. Under the terms of our debt financing agreements, our senior lender will be repaid first out of the proceeds of any liquidation. Subordinate lien holders, followed by any unsecured creditors, would then be paid with remaining assets in satisfaction of our other debts and liabilities. Unit holders would be paid with proceeds from remaining available assets, if any. There is no guarantee that any funds would be available for our Unit holders after repayment of our debt. In such liquidation scenario, our Unit holders may receive little to no return on their investment in the Company and the value of their Units may be nothing.

The Units have no public market and none is expected to develop, which means it may be difficult for members to sell their Units.  There is no public trading market for the Units and we do not expect one to develop in the foreseeable future.  To maintain our partnership tax status, we do not intend to list the Units on any stock exchange. Consequently, members may have to hold their Units for an indefinite period of time because it may be difficult or impossible for them to sell their Units.

There are restrictions on transferring the Units, which may make the Units unattractive to prospective purchasers and may prevent members from selling them when they desire.  Investing in our Units should be considered a long-term investment.  The ability to transfer Units is restricted by federal and state securities laws and our Member Control Agreement.  Under applicable securities laws, the Units ay not be resold unless they are registered or qualify for an exemption from registration. Under our Member Control Agreement, all transfers must be approved by the Board, and the Board is permitted to approve a transfer only if it satisfies certain conditions, as set forth in Section 10 of our Member Control Agreement.

In addition, members may not transfer their Units if the transfer would cause us to lose our partnership tax status and subject us to the publicly traded partnership rules.  The Board will generally approve a transfer so long as the transfer falls within the “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, and the related rules and regulations, as amended (the “Tax Code”).  In addition, the transferee of our Units may not become a member unless approved by the Board.  These restrictions may make our Units unattractive to prospective transferees, and may prevent members from selling Units when they desire, or at all.

Members will be bound by actions taken by members holding a majority of our Units, and because of the restrictions on transfer and lack of dissenters’ rights, they could be forced to hold a substantially changed investment.  We cannot engage in certain transactions, such as a merger, consolidation or sale of all or substantially all of our assets, without the approval of our members.  However, if holders of a majority of our Units approve a transaction, all other members will also be bound to that transaction regardless of whether they voted in favor of it. A majority in interest of members (voting separately by class if applicable) may also permit the Board to establish separate classes of equity interests, such that future investors may receive rights and preferences superior to the terms offered hereby, which may adversely affect the rights and value of the Units offered hereby. Under our Member Control Agreement, members will not have any dissenters’ rights to seek appraisal or payment of the fair value of their Units in any situation. Because there is no public market for the Units, they may be forced to keep a substantially changed investment.

Risks Related to Tax Issues in a Limited Liability Company

If we are not taxed as a partnership, we will pay taxes on all of our net income and members will be taxed on any earnings we distribute, and this will reduce the amount of cash available for distributions to holders of our Units.  We expect that we will be taxed as a partnership for federal income tax purposes.  This means that we will not pay any federal or state income tax, and our members will pay tax on their allocated share of our income.  We cannot assure members, however, that we will be able to maintain our partnership tax treatment.  The Internal Revenue Service (“IRS”) may from time to time review our tax status, and we cannot assure members that there will not be changes in the law or our operations that could cause us to lose our partnership tax status.  If we lose our partnership tax status, we may be taxed as a corporation.  If we were treated as a corporation, we would be taxed on our net income, currently at rates of up to 35 percent, for federal income tax purposes.  Further, members would be required to treat distributions that we make as ordinary dividend income to the extent of our earnings and profits.  These distributions would not be deductible by us, thus resulting in double taxation of our earnings and profits.  This would reduce the amount of cash we may have available for distributions.

Members’ tax liability from the allocated share of our taxable income may exceed any cash distributions members receive, and, as a result, members may have to pay income tax on their allocated share of our taxable income with their personal funds.  Because we expect to be treated as a partnership for federal income tax purposes, all of our profits and losses will “pass-through” to our members.  Members must pay tax on their allocated share of our taxable income every year.  Members may receive allocations of taxable income that exceed any cash distributions we make to them.  This may occur because of various factors, including but not limited to, accounting methodology, the specific tax rates members face, and payment obligations and other debt covenants that restrict our ability to pay cash distributions.  If this occurs, members may have to pay income tax on their allocated share of our taxable income with their own personal funds.

Because we are treated as a partnership for federal income tax purposes, any audit of our tax returns resulting in adjustments could cause the IRS to audit members’ tax returns, which could result in additional tax liability to members.  The IRS may audit our tax returns and may disagree with the tax positions that we take on our returns.  The rules regarding partnership allocations are complex.  The IRS could successfully challenge the allocations set forth in our Member Control Agreement and reallocate items of income, gains, losses, deductions or credits in a manner that adversely affects our members.  If challenged by the IRS, the courts may not sustain the position we take on our tax returns.  An audit of our tax returns could lead to separate audits of members’ personal tax returns, especially if adjustments are required.  This could result in adjustments on members’ personal tax returns and in additional tax liabilities, penalties and interest.

Risks Related to Our Limited Liability Company Structure and Relationships with Affiliates

Our Member Control Agreement contains restrictions on a member’s right to participate in the management of our affairs.  We are governed primarily by our Member Control Agreement.  Our Member Control Agreement contains significant restrictions on a member’s right to influence the manner or direction of management.  Essentially, members have no right to participate in management other than to elect governors to the Board or to vote on matters that require the consent of our members.  Transactions that require the consent of our members are restricted to a merger, consolidation, or the sale of all or substantially all of our assets, amendments to our Articles of Organization or our Member Control Agreement, voluntarily dissolving our business or making material changes to our business purpose.

Under our Member Control Agreement, it may be difficult for members to enforce claims against an officer or governor, and, as a result, they may not be able to recover any losses they may suffer through their ownership of the Units arising from acts of our officers and governors that harm our business.  Our officers and governors must discharge their duties with reasonable care, in good faith and in our best interests.  Despite this obligation, Minnesota law and our Member Control Agreement limit an officer’s or governor’s liability to us and our members.  Officers or governors are generally not liable to us or our members for monetary damages for breaches of fiduciary duty, unless it involves (i) a willful failure to deal fairly with us or our members in connection with a matter in which the governor or officer has a material conflict of interest; (ii) a violation of criminal law, unless the governor or officer had reasonable cause to believe that his, her or its conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (iii) a transaction from which the governor or officer derived an improper personal profit; or (iv) willful misconduct.  These limitations could limit members’ rights to enforce claims against our officers or governors.  In addition, our Member Control Agreement contains an indemnification provision which requires us to indemnify any governor or manager to the extent required or permitted by Minnesota Statutes, Section 322B.699, as amended from time to time, or as required or permitted by other provisions of law.

There are conflicts of interest in our business, because we have relationships with and may enter into additional transactions with our officers, governors, and affiliates, which could impair an interested officer’s or governor’s ability to act in our best interest.  Conflicts of interest may exist in our structure and operation, due to the fact that our governors may have other business interests which could compete with us for the time and resources of our governors. A conflict of interest exists whenever a governor, executive officer, employee or affiliate receives an improper personal benefit as a result of their position with the Company, or when such persons have personal interests that may conflict with the interests of the Company.  Conflicts of interest could have adverse consequences for our business or members because our governors and officers may place their personal interest and those of their affiliates ahead of our interests. Our governors presently have the following conflicts of interest, which could result in harm to our business: Lee Rogness is an owner of Interstate Inc. and Store Manager of RDO Fergus Falls, agricultural equipment dealerships which have supplied equipment to us; Jerry Larson has ownership in Chippewa Valley Ethanol Company (“CVEC”), a co-operative in Benson, Minnesota, through which he is obliged to deliver corn as part of his patronage and receives cash and, if authorized by CVEC, a dividend; and Mark Ellison serves as chairman of the board of Ag Country, a financial group making loans to agriculture companies of which a portion is in ethanol plants.

In addition, our Member Control Agreement permits us to enter into transactions with our governors, executive officers and affiliates related to the sale of corn without any formal Board approval process. Although the terms of such transactions must be commercially reasonable and no less favorable to the Company than could be obtained from an unaffiliated third party, we cannot assure that the conflicts of interest that arise therefrom will not harm our business or reduce the value of members’ Units.

BEFORE MAKING ANY DECISION TO INVEST IN US, INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING ALL OF ITS EXHIBITS, AND CONSULT WITH THEIR OWN INVESTMENT, LEGAL, TAX AND OTHER PROFESSIONAL ADVISORS TO DETERMINE HOW OWNERSHIP OF OUR UNITS WILL AFFECT YOUR PERSONAL INVESTMENT, LEGAL, AND TAX SITUATION.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “believes,” “continue” “could,” “estimates,” “expects,” “future,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “target,” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature, including statements contained within the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.

Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements in this Prospectus, including statements contained within “Risk Factors” beginning on page 5, and including developments related to the following:

•	Our ability to raise sufficient proceeds in this Offering to continue operations;

•

Our ability to comply with covenants under our debt financing agreements with Agstar and our other lenders, and the decisions of such lenders to grant waivers, exercise default remedies, restructure debt, or restrict our access to capital should we violate and not cure any covenants in the future;

•	The availability and adequacy of our cash flow to meet our requirements, including payment of loans;

•	Economic, competitive, demographic, business and other conditions in our local, regional and national markets;

•	Changes in the availability and price of corn;

•	Changes in the availability and price of natural gas;

•	Changes in the environmental regulations that apply to our Plant operations;

•	The occurrence of certain events causing an economic impact in the agriculture, oil, or automobile markets;

•	Lack of transport, storage, and blending infrastructure preventing ethanol from reaching high demand markets;

•	Changes and advances in ethanol and other renewable fuels production technology;

•	Changes in interest rates or the availability of credit, and limitations and restrictions contained in the instruments and agreements governing our indebtedness;

•	The results of our hedging transactions and other risk mitigation strategies;

•	Our ability to retain key employees and maintain labor relations;

•	Our ability to develop diverse revenue streams;

•	Our ability to implement additional financial and management controls, reporting systems and procedures and comply with Section 404 of the Sarbanes-Oxley Act, as amended;

•	Changes or developments in laws, regulations, tariffs or taxes in the ethanol, agricultural or energy industries;

•	Actions taken or not taken by third parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	Competition in the ethanol industry and excess capacity in the industry;

•	Litigation against us or any third party suppliers;

•	The loss of any license or permit;

•	The lack of a public market for our membership units and restrictions on unit transfer;

•	The loss of our Plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required; AND

•	Changes in our business strategy, capital to support capital improvements and development.

You should read this Prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $6,000,000 if the Minimum Amount of equity offered is sold, and $18,000,000 if the Maximum Amount is sold for $0.50 per Unit. We estimate the offering expenses to be approximately $50,000.00.(1) Therefore, we estimate the net proceeds of the offering to be $5,950,000 if the Minimum Amount of equity is raised, and $17,950,000 if the Maximum Amount of Units offered is sold.

	Minimum	Maximum
Offering Proceeds ($0.50 per Unit)	$6,000,000	$18,000,000
Less Estimated Offering Expenses(1)	$50,000	$50,000
Net Proceeds from Offering	$5,950,000	$17,950,000

(1) All of the following offering expenses are estimated

Legal fees and expenses	$30,000
Consulting Fees	$5,000
Accounting Fees	$10,000
Printing Expenses	$3,000
Miscellaneous Expenses	$2,000
TOTAL	$50,000

Use of Proceeds

Working capital (general operating expenses, employees, corn, maintenance, etc.)	$11,950,000
Reduce Revolving Line of Credit Note with Agstar	$6,000,000
TOTAL	$17,950,000

Use of Proceeds

We intend to use the proceeds from this Offering for general operating and working capital.  This consists of corn, utilities, chemicals, ingredients, repairs, maintenance, labor and general administrative expenses.  We also plan to use proceeds to reduce our current obligation on our Revolving Line of Credit Note with Agstar.  This Offering will also increase the equity in the Company

Our Reasons for this Offering

We are looking to increase the equity of the Company in order to remedy certain elements of our debt obligations and to provide cash necessary to operate the business.

As of September 30, 2008, we were in violation of two loan covenants under the Master Loan Agreement due to our failure to meet tangible net worth requirements and to furnish audited financial statements to Agstar within ninety days of our fiscal year end.  Such covenant breaches could be declared an event of default by Agstar and our other lenders.  We received a waiver from Agstar effective until October 1, 2009 on these loan covenants, and also received waivers dated December 9, 2008 and January 9, 2009 from NMF and December 2, 2008 from Otter Tail County for cross default provisions under our agreements with such lenders. Although we have received a waiver for our previous violations, we may violate other loan covenants in the future and may not receive additional waivers. Agstar would then be entitled to exercise any or all of its default remedies under the Master Loan Agreement, including but not limited to the following: accelerating the due date of the unpaid principal balance of the Construction Note, Term Revolving Note, Revolving Line of Credit Note, Mortgage and all other promissory notes executed and delivered to Agstar by us; appointing a receiver by Agstar to take possession of some or all of our assets (to the extent necessary to satisfy our debt); requiring us to pledge to Agstar as security an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities; and withholding advances on our Revolving Line of Credit.

The funds provided by this Offering, in conjunction with the waiver of default of our loans, are expected to permit the business to continue as a going concern.  Management believes it can operate the business on a cash-flow positive basis operating in the short-term cash markets available for corn and ethanol.  Without the funds sought in this Offering, the business will likely be forced to seek the protection of bankruptcy or liquidate. Should the Company file for bankruptcy or liquidate, members likely will lose part or all of their investment in the Company.

PLAN OF OFFERING

Before purchasing any Units, an investor must execute a Subscription Agreement and sign our Member Control Agreement. The Subscription Agreement will contain, among other provisions, an acknowledgement that the investor received a Prospectus, such as this, and that the investor agrees to be bound by our Member Control Agreement. All subscriptions are subject to approval by our governors and we reserve the right to reject any Subscription Agreement.

The Offering

We are offering, as a direct primary Offering, a Maximum Amount of 36,000,000 Units and a Minimum Amount of 12,000,000 Units at a purchase price of $0.50 per Unit. You must purchase a minimum of 12,500 Units to participate in the Offering, provided that we may permit a smaller investment in our sole discretion. Our board of governors determined the Offering price for the Units arbitrarily, without any consultation with third parties. The Offering price of the Units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate that all of our governors and executive officers Anthony Hicks, Jerry Larson, Lee Rogness, Hans Ronnevik, Mark Ellison, Philip Deal, Ed Mehl, Jeff Stanislawski (resigning as governor at the 2009 Annual Meeting), Gerald Rust, Ron Tobkin, Jonathan Piekarski, and Greg Smith will act as Issuer agents to sell our Units offered in this Offering, without the use of an underwriter. We will not pay commissions to our governors or to any other persons for these sales. These governors and executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We are exempt from broker-dealer registration with the NASD.

The Minimum Amount for this Offering is $6,000,000 and the Maximum Amount is $18,000,000. The Offering will end no later than [One Year from Effective Date], 2010. If we sell the maximum number of Units prior to [One Year from Effective Date], 2010, the Offering will end on or about the date the Maximum Amount of Units is sold. We may choose to end the Offering any time prior to [One Year from Effective Date], 2010, after we sell the minimum number of Units. If we abandon the project for any reason, we will terminate the Offering.

Even if we sell the Minimum Amount of Units by [One Year from Effective Date], 2010, we may still terminate the Offering and return the Offering proceeds to investors if our Board of Governors, in their sole and absolute discretion, determines that the funds will be sufficient to provide the Company with a reasonable opportunity to restructure its debt and continue as a going concern for a period of not less than six (6) months.

After the Offering, there will be 59,944,000 Units issued and outstanding if we sell the Maximum Amount of Units offered in this Offering and 35,944,000 Units issued and outstanding if we sell the Minimum Amount of Units offered in this Offering. This includes approximately 2,400,000 Units issued to our founders and seed capital investors in previous capital private placements.

Our governors and officers will be allowed to purchase Units that are being offered. These Units may be purchased for the purpose of satisfying the Minimum Amount of Units required to close the Offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this Prospectus and our Member Control Agreement, and will, therefore, be purchased for investment, rather than resale.  As of the date of this Prospectus, none of our governors and officers have indicated whether or to what extent they will subscribe to purchase Units in this Offering, but such persons could determine to do so at any point before the Offering closes.

We intend to give existing Members who are residents of Minnesota the exclusive right to buy Units in this Offering for an exclusive period of two weeks, ending [Two weeks after Effective Date] (the “Exclusive Period”), on a pro rata basis before subscriptions for Units from non-members are accepted.  Current Members who are not residents of Minnesota are not eligible to buy Units during any part of the Offering.

Members

During the Exclusive Period, current Members who are residents of Minnesota may subscribe for up to their pro rata share of the Maximum Amount of Units offered in this Offering.  A current Member’s Pro Rata Share will be based upon the Member’s current percentage ownership in the Company.  Specifically, the Pro Rata Share shall be calculated by multiplying (i) a fraction, the numerator of which is the individual Member’s total number of Units held, and the denominator of which is 23,944,000, the total Units of the Company issued and outstanding as of the date of this Prospectus, by (ii) the Maximum Amount of Units offered in this Offering.  A Member subscribing for their full Pro Rata Total shall be entitled to purchase and receive their Pro Rata Share, assuming we are able to sell the Minimum Amount.  See “Example 1” below.

Each current Member may subscribe for additional Units in excess of his, her or its respective Pro Rata Share during the Exclusive Period (an “Overage”), but may not be entitled to purchase or receive the full amount of any Overages for which that Member subscribes.  The availability of any Overages will depend on other current Members not subscribing for their respective full Pro Rata Shares during the Exclusive Period.  In the event total subscriptions from current Members exceed the Maximum Amount, Overage subscriptions shall be apportioned on a pro rata basis amongst the Overages, based on a fraction, the numerator of which is the Overage for the Member, the denominator of which is the total Overages by all current Members (the “Overage Pro Rata”).  A Member will receive a quantity of Overage Units equal to their Overage Pro Rata multiplied by the Maximum Amount of Units decreased by the Pure Pro Rata total.  The Pure Pro Rata total shall equal the total amount for which all current Members subscribed less the total Overages.  See “Example 2” below.  We shall return funds not applied to any Overage, without interest or deduction, to any subscriber for whom we are unable to satisfy their full requested subscription amount.

Example 1:

Member “A” holds ten (10) Units, there are one hundred (100) Units issued and outstanding, and the maximum number of Units offered is one thousand (1,000).  Member A’s Pro Rata Share is ten percent (10%), and Member A would be entitled to purchase one hundred (100) Units during the Exclusive Period.  If Member A subscribes for one hundred (100) Units anytime during the Exclusive Period, Member A is guaranteed to receive its full Subscription, assuming the Minimum Amount is sold.

Example 2:

Member “A” holds forty (40) Units, Member “B” holds sixty (60) Units, and Member “C” holds one hundred (100) Units; there are two hundred (200) total Units issued and outstanding; and one thousand (1,000) is the maximum number of Units offered.  Member A’s Pro Rata Share is twenty percent (20%), Member B’s Pro Rata Share is thirty percent (30%), and Member C’s Pro Rata Share is fifty percent (50%).  If Member A subscribes for four hundred (400) Units anytime during the Exclusive Period, Member A will receive two hundred (200) Units based on his Pro Rata Share.  The two hundred (200) Unit balance depends on whether Member B and Member C choose to subscribe for their Pro Rata Shares.  Assuming Member B under-subscribes for two hundred (200) Units and Member C over-subscribes for eight hundred (800) Units, the Pure Pro Rata would equal nine hundred (900) Units, leaving a surplus of one hundred (100) Units, to be issued on a  pro rata basis of the Overages.  The total Overage equals five hundred (500); Member A has a forty percent (40%) Overage Pro Rata and would receive forty (40) of the surplus Units.  Member A would receive a total of two hundred forty (240) Units, Member B would receive two hundred (200) Units, and Member C would receive five hundred sixty (560).  This example is summarized below:

Maximum Amount of Units in Offering = 1,000

	Member “A”	Member “B”	Member “C”	Total
Current Holding	40	60	100	200
Pro Rata Share	20%	30%	50%	100%
Pro Rata Total	200	300	500	1,000
Total subscription	400	200	800	1,400
Pure Pro Rata	200	200	500	900
Overage	200	0	300	500
Overage Pro Rata	40%		60%	100%

Maximum Amount – Pure Pro Rata = 100

	Member “A”	Member “B”	Member “C”	Total
Overage Units Received	40	0	60	100
Total Units Received	240	200	560	1,000

Non-Members

During the Exclusive Period, the Company will collect payment from any non-members for the full amount for the number of Units a non-member wishes to purchase, provided that such subscriptions will not be accepted by the Company until the Exclusive Period has expired with available Units remaining for sale in this Offering.  Payment tendered to the Company by non-members during the Exclusive Period will be held in escrow until the Exclusive Period expires.  If the Maximum Amount is sold before the expiration of the Exclusive Period, non-members’ payment shall be returned by the close of the next business day without interest or deduction.  If the Maximum Amount has not been sold to the Members during the Exclusive Period, but the total subscriptions during the Exclusive Period exceeds the Maximum Amount, we will issue Units on a pro rata basis to non-members.  Any over-payment shall be refunded by the close of the next business day without interest or deduction.  If the Maximum Amount has not been sold before the expiration of the Exclusive Period, the Company will accept completed Subscription Agreements and payment for the full amount from both Members and non-members.  Units sold after the Exclusive Period will be available on a “first-come, first-served” basis regardless of whether the investor is a Member or non-member.

You should not assume that we will sell the $6,000,000 Minimum Amount only to unaffiliated third party investors. We may sell Units to affiliated or institutional investors that may acquire enough Units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.

We currently plan to register this Offering only in the state of Minnesota. We may not generally solicit investors in any jurisdictions other than Minnesota. This limitation may result in the Offering being unsuccessful.

We expect to incur Offering expenses in the amount of approximately $50,000 to complete this Offering.

Suitability of Investors

Investing in the Units offered hereby involves a high degree of risk. Accordingly, the purchase of Units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the Units. Units will be sold only to persons that meet these and other requirements. Persons cannot invest in this Offering unless they meet one of the following suitability tests:

•	Persons who have annual income from whatever source of at least $45,000 and have a net worth of at least $45,000 (exclusive of home, furnishings and automobiles);

•	Persons who have a net worth of at least $150,000 (exclusive of home, furnishings and automobiles).

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Even if you represent that you meet the suitability standards set forth above, the board of governors reserves the right to reject any subscription for any reason, including if the board determines that the Units are not a suitable investment for you. The board may assess investor suitability on the basis of information it obtains from prospective investors which may include the investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments made by the prospective investor along with any other pertinent factors.

Subscription Period

The Offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for Units equaling the Maximum Amount of $18,000,000; or (2) [One Year from Effective Date], 2010. However, we may close the Offering any time prior to [One Year from Effective Date], 2010, upon the sale of the Minimum Amount of $6,000,000. We may, regardless of whether we have sold the Minimum Amount and provided that we have not caused Offering proceeds to be released from escrow, abandon the Offering for any reason prior to [One Year from Effective Date], 2010.  If we terminate the Offering, we will promptly return funds to investors, without interest or deduction.

Even if we successfully close the Offering by selling at least the minimum number of Units prior to [One Year from Effective Date], 2010, the Offering proceeds will remain in escrow until our board of governors determines that the funds will be sufficient to provide the Issuer with a reasonable opportunity to restructure its debt and continue as a going concern for a period of not less than six (6) months.

We may admit members to OTAE and continue to offer any remaining Units to reach the Maximum Amount to be sold until the Offering closes. We reserve the right to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available Units. If we sell subscriptions for all of the available Units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

This Offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “Risk Factors.” In the event of termination of this Offering prior to its successful closing, funds invested with us will be promptly returned without interest or deduction. If the Offering is terminated prior to its successful closing, we intend to promptly return your investment by the close of the next business day or as soon as possible after the termination of the Offering without interest or deduction.

Even if we sell the Minimum Amount of Units by [One Year from Effective Date], 2010, we may still terminate the Offering and return the Offering proceeds to investors if our Board of Governors, in their sole and absolute discretion, determines that the funds will be sufficient to provide the Company with a reasonable opportunity to restructure its debt and continue as a going concern for a period of not less than six (6) months.

If you subscribe for the purchase of Units, you may not withdraw your subscription, without interest or deduction, at any time, either before or after we accept it. If the Offering is successful, the interest earned on the Escrow Account will go to OTAE. If we do not accept your subscription or if the Offering is unsuccessful, we will promptly return your investment to you, without interest or deduction.

We reserve the right to cancel or modify the Offering, subject to the fact that changes in the Offering’s material terms after the registration statement’s effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the Offering beyond the initial Offering period of one year; (2) change in the Offering price other than that disclosed in this Prospectus; (3) change in the Minimum Investment required of investors; (4) change in the Minimum Amount necessary to release the proceeds in escrow; or (5) material change in the application of proceeds.

Until the funds are released from escrow, the Company has no rights to the funds and expressly disclaims any ownership rights to the funds.

Subscription Procedures

Before purchasing any Units you must: (1) complete the Subscription Agreement included as Exhibit C to this Prospectus; (2) draft a check payable to “Security State Bank, Escrow Agent for Otter Tail Ag Enterprises, LLC” for the entire amount due for the Units for which subscription is sought, which amount will be deposited and held in the Escrow Account; (3) deliver to the Company these items and an executed copy of the signature page of our Member Control Agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our Prospectus and any supplements, agrees to be bound by the Member Control Agreement and understands that the Units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or social security number. We encourage you to read the Subscription Agreement carefully.

You must make certain written representations in the Subscription Agreement, including that:

•	you have received a copy of our Prospectus and the exhibits thereto;

•	you are in a financial position to hold the Units for an indefinite period of time and are able to bear the economic risk and withstand a complete loss of its investment in the Units;

•

you have such knowledge and experience in financial and business matters as to be capable of reading and interpreting the Prospectus and evaluating the merits and risks of the prospective investment in the Units and have the net worth to undertake such risks;

•

our Units are sold in reliance upon an exemption from federal securities registration; are sold pursuant to a Minnesota securities registration only; and that you understand that our Units can only be sold to a person meeting requirements of suitability;

•	the securities purchased have not been registered under the securities laws of any state other than the state of Minnesota, and that we are relying in part upon your representations;

•	the securities subscribed for have not been approved or disapproved by the Minnesota Department of Commerce, Securities Division or any other regulatory authority;

•	you intend to purchase the Units for investment and not for resale;

•

you believe that the investment in the Units is suitable based upon your investment objectives and financial needs, have adequate means for providing for your current financial needs and contingencies, have no need for liquidity of investment with respect to the Units, and understand there is no present market for our Units and that there are significant restrictions on the transferability of our Units;

•

you have been encouraged to seek the advice of your legal counsel and accountants or other financial advisers with respect to the risks inherent in the investment in the Units, the suitability of the Units in light of your financial condition and investment needs, and investor-specific tax and/or other considerations relating to the purchase and ownership of our Units;

•

you recognize that the Units, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of your investment;

•

you recognize that any financial projections, assumptions or estimates included in or referred to in the Prospectus or otherwise delivered or communicated to you are not statements of fact and that no representation or warranties are made, by the Company or any officer, director, member, employee or agent thereof, with respect to the accuracy of such projections, assumptions or estimates or with respect to the future operations or the amount of any future income or loss of the Company;

•	you understand that variations in assumptions, unexpected events and other factors and risks could cause outcomes to differ from the Company’s projections or expectations;

•	you understand that the Units could be subject to dilution from possible future issuances;

•	you have received a copy of our Member Control Agreement and understand that upon closing the escrow, you and the Units will be bound by the Member Control Agreement;

•

our Units are subject to substantial restrictions on transfer and that in order to sell the Units an investor must sell or distribute them pursuant to the terms of the Member Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, and that we will place a restrictive legend on any certificate representing any Unit;

•	you meet one or more of the suitability tests outlined in the Subscription Agreement and are a resident of Minnesota;

•	you may not transfer or assign the Subscription Agreement, or any of your interest herein;

•	you have written your correct taxpayer identification number on the Subscription Agreement;

•

you are not subject to back up withholding either because you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified you that you are no longer subject to backup;

We will rely on these representations and others in determining whether you understand and have knowledge of the material terms and nature of the investment, so that we can determine whether investment is suitable for you. If we accept your subscription, we will use the information you give us in the subscription agreement for Company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes.  Finally, if you seek legal action to attempt to force us to allow an action prohibited by our Member Control Agreement, we will use the applicable representation in your Subscription Agreement as evidence that you understood that you would be bound by the restrictions and provisions of the Member Control Agreement, including the restrictions on transfers of our Units.

Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least the Minimum Amount totaling $6,000,000 of Units from investors.  If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our Member Control Agreement and we will issue to you a Unit certificate signifying the ownership of your Units. If we reject your subscription, your Subscription Agreement and investment will be returned to you promptly, without interest or deduction. We reserve the right to cancel or modify the Offering, to reject subscriptions for Units in whole or in part and to waive conditions to the purchase of Units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available Units.

If you are deemed the beneficial owner of five percent (5%) or more of our issued and outstanding Units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of five percent (5%) or more of our outstanding Units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

Proceeds from subscriptions for the Units will be deposited in an interest-bearing Escrow Account that we have established with Security State Bank, as Escrow Agent under a written Escrow Agreement and may be invested in short-term securities issued by the United States government.  We will not release funds from the Escrow Account until specific conditions are satisfied. The conditions are (1) the cash subscription proceeds in the Escrow Account equals or exceeds $6,000,000, exclusive of interest; or (2) we elect, in writing, to terminate the Escrow Agreement. If, at the end of the one-year period, cash proceeds deposited with the Escrow Agent do not equal the Minimum Amount of $6,000,000, the Escrow Agreement will terminate and the cash deposits must be promptly returned to the purchasers without interest or deduction.

In addition to holding funds in one or more bank accounts, we will invest the escrow funds in short-term securities issued by the United States government. Even if we are successful in releasing funds from escrow, we intend to allow the Offering to continue until [One Year from Effective Date], 2010, or some earlier date, at our discretion.  We may terminate the Offering prior to closing the Offering in which event we will return your investment, without interest or deduction, by the close of the next business day or as soon as possible after the termination of the Offering under the following scenarios:

•	if we determine in our sole discretion to terminate the Offering prior to [One Year from Effective Date], 2010 (regardless of whether we have sold the Minimum Amount); or

•	if we do not raise the $6,000,000 Minimum Amount by [One Year from Effective Date], 2010; or

•

if our Board of Governors, in their sole and absolute discretion, determines that the funds will not be sufficient to provide the Company with a reasonable opportunity to restructure its debt and continue as a going concern for a period of not less than six (6) months.

For its service as Escrow Agent, we do not expect to pay Security State Bank an administration fee nor any transaction fees or fees for filing tax form 1099. In the event we return the investments to the investors, we anticipate that we will not pay the Escrow Agent any fees for 1099 filings, or any transaction fees per subscriber.  The principal amount of your investment will not be used to pay any escrow fees.

Delivery of Unit Certificates

If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the Units subscribed in the Offering upon such release. Unless otherwise specifically provided in the Subscription Agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the Units. See “Description of Membership Units.”

Summary of Promotional and Sales Material

In addition to and apart from this Prospectus, we may use certain sales material in connection with this Offering. The material may include a brochure, Internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials which may alert potential qualified investors to the existence of the Offering.  Other than such materials notifying potential qualified investors of the existence of the Offering, we have not authorized the use of any sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or of the registration statement of which this Prospectus is a part, or as incorporated in this Prospectus or the registration statement by reference.  In addition, our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Prospectus or the registration statement of which this Prospectus forms a part.

DILUTION

Outstanding Units

The Units offered for sale in this Offering represent membership interests, including both financial and governance rights, in the Company. As of the date of this Prospectus, there are 23,944,000 Units issued or outstanding, which were issued previously in exchange for cash contributions to the Company.

Units.  Units are the unit of measurement to quantify the interest of a member in allocations of profits and loss and other property distributions of the Company.  Except as may be limited by applicable law and our Member Control Agreement, the Board has the authority and power to establish and issue one or more class of Units or series within classes of such Units, and to fix the relative rights, preferences, privileges and limitations of each such class of Units or series with classes.

Neither our Member Control Agreement nor our Articles of Organization give our members pre-emptive rights to acquire any additional Units that may be offered by the Company. However, as described under the heading “Plan of Offering,” the terms of this Offering provide an Exclusive Period during which only current members are entitled to purchase Units. We have not determined whether we would provide similar exclusive periods for future offerings, if any.

The following table sets forth information concerning the beneficial ownership of our Units as of the date of this Prospectus.

Contributor	Units	Current Equity		Equity Per Unit	Percentage Prior to Offering	Percentage After Offering(1)
Original Investors	23,944,000	$36,490,519	(2)	$1.52	100%	39.9%

(1)         Assumes all 36,000,000 Units offered are sold, which cannot be assured, and further assumes none of the Units offered in this Offering are purchased by existing members, which cannot be assured.  Current members may purchase additional Units in this Offering.

(2)         $36,490,519 represents Members’ equity as of September 2008.  See Exhibit D “Audited Financial Statements.”

Assuming the Maximum Amount of Units offered hereby are sold, our Unit ownership would be:

	Units(1)	Total Equity(2)		Equity/Price per Unit	Increase/Decrease As Result of Offering
Original Investors	23,944,000	$36,490,519	(3)	$1.52	$(0.61	)(4)
New Investors	36,000,000	$18,000,000	(5)	$0.50	$0.41

(1)   Assuming the maximum amount is sold, the total number of Units will be 59,944,000.

(2)   Assuming the maximum amount is sold, the total equity would be $54,490,519.

(3)   $36,490,519 represents Members’ equity as of September 2008.  See Exhibit D “Audited Financial Statements.”

(4)   Assuming the maximum amount is sold, the equity value after the Offering will be $0.91 per Unit.

(5)   $18,000,000 assumes the maximum amount is sold and without deduction of any costs associated with the Offering.

DESCRIPTION OF MEMBERSHIP UNITS

We are offering one class of securities. If we accept your subscription agreement, you will be both a holder of Units and a member of the limited liability company. As a Unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the Units. As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings. If your membership in OTAE is terminated, or if you transfer your Units without OTAE’s approval, the role of Unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.

Membership Units

Ownership rights in the Company are evidenced by Units. There is one class of membership Units in OTAE. Each Unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the Member Control Agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of Units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our Units. The language of the legend will be similar to the following:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

Voting Limitations

Each member is entitled to one vote per Unit owned. Members may vote Units in person or by proxy at a meeting of the Unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.  The owners of a majority of the voting power of the membership interests entitled to vote at a meeting of the members are a quorum for the transaction of business, unless a larger or smaller proportion is provided in our Articles of Organization or our Member Control Agreement. If a quorum is present when a duly called or held meeting is convened, the members present may continue to transact business until adjournment, even though the withdrawal of members originally present leaves less than the proportion otherwise required for a quorum.

Separable Interests

Although we are managed by our governors, our Member Control Agreement provides that certain transactions, such as amending our Member Control Agreement or dissolving the Company, require member approval. Each member has the following rights:

•	To receive a share of our profits and losses;

•	To receive distributions of our assets, if and when declared by our governors;

•	To participate in the distribution of our assets in the event we are dissolved or liquidated;

•	To access information concerning our business and affairs at our place of business; and

•	To vote on matters coming before a vote of the members.

Our Member Control Agreement provides that if your membership is terminated, regardless of whether you transfer your Units or we admit a substitute member, then you will lose all your rights to vote your Units and the right to access information concerning our business and affairs at our place of business. Under our Member Control Agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and Unit holder. This information is available upon request by a member.

Unit holders who have only economic rights in our Units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to Company information that is periodically submitted to the SEC. See “Description of our Business.”

If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your Units. Accordingly, it is possible to be a Unit holder of OTAE, but not a member.

If you transfer your Units, and the transfer is permitted by the Member Control Agreement, or has been approved by the board of governors, then you will cease to be a member. The transferee will be admitted as a new member of OTAE only if the transferee:

•	Agrees to be bound by our Member Control Agreement;

•	Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	Delivers, upon our request, any evidence of the authority such person or entity has to become a member of OTAE; and

•	Delivers, upon our request, any other materials needed to complete transferee’s transfer.

The board of governors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

Distributions are payable at the discretion of our board of governors, subject to the provisions of the Minnesota Limited Liability Company Act, our Member Control Agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not previously declared or paid any distributions on our Units.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our governors. Distributions will be made to investors in proportion to the number of Units investors own as compared to all of our Units that are then issued and outstanding. Our governors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

Minnesota law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution. Our debt financing agreements also restrict our ability to make distributions in some instances. Under the terms of our Master Loan Agreement with Agstar, we may make distributions to members of forty percent (40%) of our immediately preceding fiscal year’s net income, and make additional distributions permitted by lender after any excess cash flow has been paid.  We are also prohibited by the terms of the Agstar Loans and the NMF Loan from making any distributions while an event of default or default exists.  We were in default under the Master Loan Agreement as of September 30, 2008 and triggered cross-default with NMF, but received waivers for our violations. If we commit future violations of our loan covenants we will not be permitted to make distributions unless and until such violations are waived or cured.

We may only make distributions in the event that we have positive cash flow.  We have not had positive cash flow since early 2008.  Positive cash flow and cash distributions are not assured, and we are not now, and may never be, in a position to make such distributions. Whether we are able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our Units constitutes a capital contribution for purposes of becoming a Unit holder and will be credited to your capital account. As a Unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your Units and we have approved such transfer, then your capital account, to the extent it relates to the Units transferred, will be transferred to the transferee. Our Member Control Agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of Units you hold. Our profits and losses will be determined by our governors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a Unit holder’s actual capital contributions. Our Member Control Agreement also requires that our governors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance which that Unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that Unit holder’s capital account.

Restrictions on Transfers of Units

The Units will be subject to certain restrictions on transfers pursuant to our Member Control Agreement, SEC regulations and state securities laws.  Furthermore, there is no public or other market for these securities, and we do not anticipate such a market will develop.  As a result, investors may not be able to liquidate their investments in the Units and must assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer Units to ensure that the Internal Revenue Service does not deem OTAE to be a “publicly traded partnership” which results in corporate taxation. Under our Member Control Agreement, no transfer may occur without the approval of the board of governors. Further, the board of governors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•	Transfers by gift to the member’s spouse and/or descendants;

•	Transfers upon the death of a member;

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed two percent (2%) of the total outstanding Units; and

•	Transfer through a Qualified Matching Service.

Transfers made through a Qualified Matching Service are limited to no more than ten percent (10%) of the total outstanding Units during a tax year. The ten percent (10%) limit does not include private transfers, which are not limited in number, but does include certain other transfers subject to the two percent (2%) limit.  We have retained AgStockTrade.com to serve as the Qualified Matching Service for our Units.

Any transfer in violation of the publicly traded partnership requirements or our Member Control Agreement will be null and void.

Nature of Unit Holders’ Rights in Liquidation

The Units are unsecured equity interests in OTAE and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the Unit holders. There is no assurance that there would be any remaining funds for distribution to the Unit holders, after the payment of all of our debts.

DESCRIPTION OF OUR BUSINESS

Overview

Otter Tail Ag Enterprises, LLC (“We,” “us,” “our,” or the “Company”) organized as a Minnesota limited liability company on January 27, 2005, owns and operates a nameplate capacity 55,000,000 gallon per year corn dry mill ethanol plant in Fergus Falls, Minnesota (the “Plant”), which became fully operational in June 2008. Based on estimates from our design engineer, Delta-T Corporation (“Delta-T”), we expect our Plant to annually process approximately 20,000,000 bushels of corn into 55,000,000 gallons of denatured fuel grade ethanol, 135,500 tons of dried distillers grains with solubles, and 65,500 tons of distillers modified wet grains. In this process, we anticipate we will consume approximately 1,855,000 cubic feet of natural gas per year. Our website is located at www.ottertailethanol.com. Our principal executive offices currently are located at 24096 - 170th Avenue, Fergus Falls, Minnesota, 56537-7518, and our telephone number is (218) 998-4301.

General Development of Business since September 30, 2007

Our first two fiscal quarters for the fiscal year ended September 30, 2008 were spent preparing for Plant startup and the commencement of operations. We began preliminary production operations in April 2008, and ethanol was first produced in May 2008. The Plant encountered issues typical of a plant startup during the first four months of operation. As of September 30, 2008, we have been producing ethanol at the Plant at or near nameplate capacity, and have been receiving revenues from the sale of ethanol, Distillers Modified Wet Grains (“DMWG”) and Distillers Dried Grains with Solubles (“DDGS”). We had a period of profitability following the commencement of ethanol production in May, June, and July 2008; however, since that time we have not been profitable and we may not be able to achieve profitability in the near future, or at all.

Financial Information

Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for information about our revenues, profit and loss measurements and total assets. Our audited financial statements are attached hereto as Exhibit D.

Principal Products and Their Markets

The principal products we produce at our Plant are fuel grade ethanol and DDGS and DMWG.

Our Main Product - Ethanol

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as:

•                  an oxygenated fuel additive that can reduce ozone and carbon monoxide vehicle emissions;

•                  a non-petroleum based gasoline substitute; and

•                  an octane enhancer in fuels.

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The principal purchasers of ethanol are generally wholesale gasoline distributors or blenders.

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat, and sorghum, as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Today, approximately ninety (90%) of the ethanol produced in the United States is produced from corn.

The Dry Mill Process

The Plant uses a dry milling process to produce fuel-grade ethanol as its main product and DDGS and DMWG as co-products. Our Plant has a design capacity to produce 55,000,000 gallons of ethanol per year. In addition, the Plant has a design capacity to produce approximately 135,500 tons of DDGS and 66,500 tons of DMWG. We are considering selling the carbon dioxide gas we produce to a third-party processor, or vent the carbon dioxide gas into the atmosphere if we are unable to sell it to a third-party processor. We are presently venting the carbon dioxide gas into the atmosphere. Our Plant has, among others, the following facilities:

Grain Receiving, Storage and Milling Equipment. The Plant contains receiving facilities that have the ability to receive corn by rail and truck. Upon delivery, we weigh the corn and issue a weight ticket. A leg lifts the corn to the storage bins. We have installed a dust collection system in the grain receiving system to limit particulate emissions. We then remove the corn from storage to a scalper to remove rocks and debris before conveying the product and processing it through a hammer-mill. The result of this process is ground corn.

Conversion and Liquefaction System, Fermentation System and Evaporation System. We mix the ground corn in slurry tanks which produces cooked mash. The cooked mash then continues through liquefaction tanks and into fermenters. Simultaneously, we add yeast to the cooked mash as it enters the fermenters. After batch fermentation is complete, the liquid produced by the fermentation process is pumped to wells and then to the distillation column to separate the alcohol from the mash.

Distillation and Molecular Sieve. We dehydrate and separate the ethanol in the distillation column, the side stripper and the molecular sieve system. We then blend the ethanol with up to 5 percent gasoline as it is pumped into storage tanks. The storage tanks contain meters, filters, pumps and loading equipment for transfer to rail cars or trucks.

Liquid/Solid Separation System. The Plant also produces distillers grains. We transport the corn mash from the distillation column to centrifuges and then a dryer, where moisture is removed. The Plant utilizes a dryer system with a regenerative thermal oxidizer. After they are dried, the distillers grains are conveyed to the filter receiver and then to a storage building.

Product Storage Area. We have storage tanks on site to store the ethanol we produce. The Plant also contains a storage building to hold distillers grains until they are shipped to market.

General Plant Infrastructure and Utilities. The Plant also consists of administration facilities, chillers, cooling towers and other processing equipment, some of which require fresh water to operate. We condition boiler water in regenerative softeners and/or other treatment equipment and pump it through a deaerator and into a deaerator tank. Appropriate boiler chemicals are added and the preheated water is pumped into the boiler. Steam energy is provided by a steam generator. Process cooling is provided by circulating cooling water through heat exchangers, a chiller and a cooling tower. The Plant contains a compressed air system consisting of an air compressor, receiver tank, pre-filter and air dryer. The Plant design also incorporates the use of a clean-in-place system for cooking, fermentation, distillation, evaporation, centrifuges and other systems.

The block flow diagram below illustrates how the Plant processes corn into ethanol:

For our fiscal year ended September 30, 2008, revenue from the sale of ethanol was approximately eighty-five percent (85%) of total revenues. We did not have any revenues prior to the third quarter of fiscal year 2008.

Distillers Grains

A principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain by-pass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. By-pass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. The dry mill ethanol processing used by the Plant results in two forms of distiller grains: DMWG and DDGS. DMWG is processed corn mash that has been dried to approximately fifty percent (50%) moisture. DMWG have a shelf life of approximately ten days and are often sold to nearby markets. DDGS is processed corn mash that has been dried to ten percent (10%) to twelve percent (12%) moisture. DDGS has an almost indefinite shelf life and may be sold and shipped to any market regardless of its vicinity to an ethanol plant. At our Plant, the composition of the distillers grains we produce is approximately forty percent (40%) DMWG and sixty percent (60%) DDGS.

For our fiscal year ended September 30, 2008, revenues from sale of distillers grains was approximately fifteen percent (15%) of total revenues. We did not have any revenues prior to the third quarter of fiscal year 2008.

Employees

We have thirty-one (31) full time employees, of which five (5) are in general management and administration, and the remainder in Plant operations. We entered into a written agreement to employ a Chief Executive Officer, who also serves as our Chief Financial Officer. We do not maintain an internal sales organization. We rely upon third-party buyers and marketers to buy or market the ethanol and distillers grains that we produce to multiple buyers throughout the United States. Under such a business plan, our principal operations are the general management of our business and the operation of the Plant.

Sales and Marketing

We have hired a national marketing firm to sell our ethanol and another to sell our distillers grain. However, because of the number of local feedlots and livestock operations, we sell a portion of our distillers grains locally, as DMWG.

Ethanol

On July 18, 2006, we entered into an Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. (“RPMG”) in which RPMG agreed to be the sole marketing representative for our facility’s entire production of ethanol. Under the terms of this agreement, RPMG agrees to use its best efforts to market all our ethanol and its best efforts to find the best price for all fuel grade ethanol obtained pursuant to the agreement, but is not obligated to sell a minimum number of gallons per month. The cost associated with this service is $0.01 per gallon of the sales price of the ethanol. This agreement estimates that we will supply RPMG with an average monthly volume of 4,583,333 gallons of ethanol. If we are unable to achieve this monthly volume and, as a consequence, RPMG is unable to meet its sale obligations to third parties, RPMG may purchase ethanol on the open market and have us reimburse RPMG for any losses. RPMG is under no contractual obligation to buy any minimum amount of our ethanol. If, for any reason, this agreement is terminated by either party, we may incur significant expense in finding a replacement to market our ethanol, which could have a material negative effect on our business.

We believe that utilizing RPMG not only enables us to bypass the need to develop our own internal sales organization, but also provides us access to markets that we would otherwise not be able to penetrate on our own. RPMG has access to numerous markets because they manage large quantities of ethanol and can provide flexibility to meet varying customer needs. We believe that having a diverse customer base through RPMG provides us better flexibility to respond to negative localized market fluctuations. However, we seek to deliver as much product as possible to local markets, which helps minimize our freight costs.

In addition, RPMG offers a variety of services and infrastructure that would be expensive and inefficient for us to implement on our own. For example, RPMG provides scheduling, transportation logistics, permits, invoicing, account collection and payment services. We believe it is more cost effective for us to contract for these services from our marketer rather than developing and funding in house expertise to handle these matters. This type of marketing agreement is customary in the ethanol industry as ethanol producers focus on producing ethanol and enter into agreements with third-party providers with expertise in other key areas.

RPMG is a producer-owned ethanol and bio-diesel marketing company formed in 1999. RPMG applies cooperative principles to the marketing of fuel ethanol and it is the only such association that is wholly owned and managed by its member plants. The five founding member plants of RPMG are Al-Corn Clean Fuels of Claremont, Minnesota; Chippewa Valley Ethanol Company of Benson, Minnesota; Corn Plus of Winnebago, Minnesota; Diversified Energy Company of Morris, Minnesota and Heartland Corn Products in Winthrop, Minnesota. We are not a member of RPMG, but retain RPMG to market our ethanol pursuant to the Ethanol Fuel Marketing Agreement. We do not anticipate any conflicts of interest arising in the future due to RPMG marketing ethanol for other producers and its member plants because RPMG is contractually obligated to use the same best efforts to sell the ethanol produced at all its contracted plants. As a result, RPMG would be in breach of its contracts with us and other members if it favored one plant over another. No such event has occurred, to our knowledge, in the past, nor would we reasonably expect that such an event would happen in the future.

The market segments for our ethanol depend in part on the buyers and marketers we work with and their size and geographic reach. These outlets vary in terms of where they distribute the ethanol and the transportation methods and costs associated with delivering the ethanol to their facilities. Unless rail is an option, ethanol sold in local and regional markets are typically shipped primarily by truck. Ethanol sold into national markets is shipped by rail.

To meet the challenge of marketing ethanol to diverse market segments, we have planned for an extensive rail siding at the production facility. The use of rail allows us to quickly move large quantities of ethanol to the markets that provide the greatest return.

Our ethanol and distillers grains marketers decide where our products will be marketed. Our products are primarily marketed within the United States. However, we may experience increased exports of our products in the future. Further, distillers grains may be exported to countries who require animal feed. Management anticipates that the Asian market may increase demand for distillers grains in the future. As distillers grains become more accepted as an animal feed substitute throughout the world, distillers grains exporting may increase.

Distillers Grains

The market for distillers grains generally consists of local markets for both DDGS and DMWG and national markets for DDGS.

Most of the distillers grains that we sell are in the form of DDGS. On February 28, 2008, we signed an agreement with CHS, Inc. (“CHS”) in which CHS agreed to be the sole marketing representative for our facility’s entire production of DDGS. If, for any reason, this agreement is terminated by either party, we may incur significant expense in finding a replacement to market our DDGS, which could have a material negative effect on our business.

We sell a portion of our distillers grains as DMWG, which are sold to local markets. On January 11, 2008, we entered into a Distillers Grain Purchase Agreement with Bilden Farms, LLC (“Bilden”) in which we give Bilden the first right and option to purchase our output of DMWG, and Bilden agrees to utilize its best efforts to purchase and resell the grains. The agreement is for a two-year term. We believe this agreement helps to further reduce our shipping cost and minimize drying costs. If, for any reason, this agreement is terminated by either party, we may incur significant expense in finding a replacement to market our DMWG, which could have a material negative effect on our business.

Procurement Agreements

On February 1, 2007, we entered into a Procurement Agreement with CHS in which CHS agreed to supply and we agreed to buy all of the corn needed for ethanol production at the Plant, estimated to be approximately 20,000,000 bushels per year. Our contract with CHS provides that we will establish the price we will pay for corn and CHS will seek corn for us to buy at this price. In the event CHS cannot locate adequate corn at this price, CHS will notify us and we may elect to change our price in order to obtain more corn. If CHS is unable to obtain enough corn in our immediate trade territory, we have installed rail unloading capability and we have the ability to bring rail cars in from outside our immediate market area. CHS would continue to act as our buying agent and we would set the price. In the event that CHS is unable to obtain corn for us at a price we deem acceptable, we would seek to purchase corn directly from farmers, elevators and other corn supply companies in our local area, as well as from regional and national sources. This agreement is for a term of five years.

Dependence on One or a Few Major Customers

We are substantially dependent upon RPMG for the purchase, marketing and distribution of our ethanol. RPMG purchases one hundred percent (100%) of the ethanol produced at our Plant, all of which is marketed and distributed to its customers. Therefore, we are highly dependent on RPMG for the successful marketing of our ethanol. In the event that our relationship with RPMG is interrupted or terminated for any reason, we believe that another entity to market the ethanol could be located. However, any interruption or termination of this relationship could temporarily disrupt the sale and production of ethanol and adversely affect our business and operations.

We are substantially dependent on CHS for the purchase, marketing and distribution of our DDGS. CHS purchases one hundred percent (100%) of the DDGS produced at the Plant, all of which are marketed and distributed to its customers. Therefore, we are highly dependent on CHS for the successful marketing of our DDGS. In the event that our relationship with CHS is interrupted or terminated for any reason, we believe that another entity to market the DDGS could be located. However, any interruption or termination of this relationship could temporarily disrupt the sale and production of DDGS and adversely affect our business and operations.

Seasonal Factors in Business

In an effort to improve air quality in regions where carbon monoxide and ozone are a problem, the Federal Oxygen Program of the Federal Clean Air Act requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Gasoline that is blended with ethanol has a higher oxygen content than gasoline that does not contain ethanol. As a result, we expect fairly light seasonality with respect to our gross profit margins on our ethanol, allowing us to, potentially, be able to sell our ethanol at a slight premium during the mandated oxygenate period. Conversely, we expect our average sales price for fuel grade ethanol during the summer, when fuel grade ethanol is primarily used as an octane enhancer or a fuel supply extender, to be a little lower.

Financial Information about Geographic Areas

All of our operations and all of our long-lived assets are located in the United States. We believe that all of the products we will sell to our customers in the future will be produced in the United States.

Sources and Availability of Raw Materials

Corn

Our corn supply is secured through a procurement arrangement with CHS. Under the terms of the procurement agreement, CHS agrees to supply and we agree to buy all of the corn needed for ethanol production at the Plant, estimated to be approximately 20,000,000 bushels per year. We believe that CHS can supply all of the corn needed for our ethanol production requirements. For the fiscal year ended September 30, 2008, we had not experienced any problems with our supply of corn from CHS, and do not anticipate experiencing any problems with our supply of corn in fiscal 2009.

Utilities

The production of ethanol is a very energy intensive process that requires significant and uninterrupted amounts of electricity, natural gas and water. We have signed contracts with utility providers to supply us with our energy requirements. A natural gas pipeline has been installed to the plant distributing to the necessary equipment. If there is any interruption in our supply of energy, such as supply, delivery or mechanical problems, we may have to halt production. Halting production for any extended period of time will harm our business.

Electricity

On May 18, 2007, we entered into a contract with Lake Region Electric Cooperative to provide our needed electrical energy. Despite this contract, there can be no assurance that they will be able to reliably supply the electricity that we need. The Department of Energy’s forecast for United States electricity call for industrial prices to grow steadily through 2009 in the Census Bureau’s West North Central region (consisting of the states of Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, and South Dakota).

Annual Electricity Indurstrial Price: West North Central

Source: Energy Information Administration, October 2008

Natural Gas

On May 23, 2006, we entered into an agreement with BP Canada Energy Marketing Corp. to provide us with the necessary supply of natural gas when needed at a mutually agreed upon price via telephone.

As illustrated in the chart below, industrial natural gas prices in the Census Bureau’s West North Central region (consisting of the states of Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, and South Dakota) have remained relatively flat in the last three years and are projected to slightly decrease through 2009. The price of natural gas, like any commodity, could fluctuate and increase significantly.

Annual Natural Gas Indurstrial Price - West North Central

Source: Energy Information Administration, October 2008

Denaturant

Wholesale gasoline is mixed into the ethanol and used as a denaturant in the ethanol process. Each tank of ethanol that we produce is presently allowed to contain a certain blended amount of gasoline. We are waiting on proposed regulations issued pursuant to the 2008 Farm Bill on the amount of denaturant that will be allowed to be blended into the ethanol that we produce.

Other Inputs

Other inputs to the production process include chemicals, yeast, enzymes and water. In total these inputs account for approximately five to six percent (5-6%) of total input costs. Of these, chemicals and enzymes are the largest components.

Transportation and Delivery

The Plant has facilities to receive corn by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. On October 1, 2006, we entered into a lease for an indefinite term with OTVR at a cost of $4,200 per year with an annual increase of three percent (3%) for the use of the land in which the railroad will be constructed and used. On May 9, 2006, we entered into an agreement with Railworks Track Systems, Inc. to construct the track at a total cost of approximately $1,500,000. On April 6, 2007, we entered into an industry track agreement with OTVR to maintain and operate the track for a period of one year, with automatic one year renewals thereafter.

We have entered into a pool marketing agreement with RPMG to provide all marketing services for ethanol including both truck and rail transportation. RPMG is responsible for scheduling all logistics based on information we provide to them on the amount of gallons we will be selling and shipping for a given month. The cost for transportation of product by rail to a specific destination is posted on the Burlington Northern Santa Fe (BNSF) railroad Web site. The transportation costs associated with truck is based on a mileage and fuel surcharge basis and is established once a destination is determined. RPMG will be responsible for providing all rail and trucking services, excluding expenses payable to the rail or trucking companies, as part of the fee we pay RPMG. Expenses payable to the rail or trucking companies are paid by RPMG, but deducted from our portion of the ethanol sales price.

We also have entered into an agreement with CHS to distribute and market our DDGS. Under the terms of the agreement, CHS purchases one hundred percent (100%) of the DDGS produced at the Plant, all of which are marketed and distributed to its customers.

Ethanol Competition

We are in direct competition with producers of ethanol and other alternative fuel additives. We compete with other ethanol producers on the basis of price and delivery service. Our Plant is expected to produce approximately 55,000,000 gallons of ethanol annually. We believe that this volume gives us certain procurement and production efficiencies over smaller competitors. We believe that we should be able, if necessary, to sell some or all of our products at lower prices because of efficiencies arising from the Plant and our anticipated production volume, and the close proximity of the Plant to existing corn supplies and ethanol and distillers grains markets.

Many competitors are located in close proximity to our Plant and more may be in the future. These competitors compete with us for, among other things, corn and personnel. Because of their close proximity, these competitors may also be more likely to sell to the same markets that we target for our ethanol and distillers grains.

According to the Renewable Fuels Association, as of December 9, 2008, 172 ethanol refineries had a production capacity of a record 10.4 billion gallons, with existing plants currently increasing capacity to produce an additional 660 million gallons. In addition, twenty-one (21) refineries were under construction to produce an additional 1.6 billion gallons. A majority of the ethanol plants are located in the Midwest, in the corn-producing states of Illinois, Iowa, Minnesota, Nebraska and South Dakota. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland Company, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and Poet, LLC.

Distillers Grains Competition

Ethanol plants in the Midwest produce the majority of distillers grains and primarily compete with other ethanol producers in the production and sales of distillers grains. According to Scott Richman, Senior Vice President of Informa Economics, 22.8 million tons of DDGS were available for global use in 2007/2008 marketing year, nearly a fifty percent (50%) increase from the 2006/2007 marketing year. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase, which will increase competition in the distillers grains market in our area. In addition, our distillers grains compete with other livestock feed products such as soybean meal, corn gluten feed, dry brewers grain and mill feeds.

International

We may also compete in the future with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic—Central America—United States Free Trade Agreement. According to the Renewable Fuels Association, Brazil is the world’s second largest producer of ethanol. Although tariffs presently impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make ethanol imports from various countries a major competitive factor in the United States.

Alternative Fuel Additives

The development of ethers intended for use as oxygenates is continuing. Methyl tertiary butyl ether, or “MTBE,” is a petrochemical produced by combining isobutylene (a product of the refining industry) with methanol. We expect to compete with producers of MTBE, which costs less to produce than ethanol. MTBE is an oxygenate commonly used in fuels for compliance with the federal Clean Air Act. Many major oil companies produce MTBE. These companies have significant resources to market MTBE and to influence legislation and public perception of MTBE. However, MTBE has been linked to groundwater contamination at various locations in the United States. Many states have enacted legislation prohibiting the sale of gasoline containing certain levels of MTBE or are phasing out the use of MTBE.

While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. As a result, approximately twenty-five (25) states, including Minnesota, New York, California and Illinois, have passed laws prohibiting or phasing out the sale of gasoline containing any or more than a specified level of MTBE.

Ethyl tertiary butyl ether, or “ETBE,” is produced by combining isobutylene with ethanol. ETBE’s advantages over ethanol as a fuel blend include its low affinity for water and low vapor pressure. Because petroleum pipelines and storage tanks contain water in various amounts, ETBE’s low affinity for water allows it to be distributed through existing pipeline systems. This is not possible for ethanol, which must be shipped via transport trucks or rail cars.

A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions.

Government Incentives

National Renewable Fuels Standard

The Energy Policy Act of 2005 also introduced a national renewable fuels standard program which sets a national minimum usage requirement that phases in over seven years, beginning with approximately 4.0 billion gallons in 2006 and increases to 7.5 billion gallons by 2012. On December 19, 2007, President Bush signed into law the Energy Independence and Security Act of 2007 (the “Act”), which raises the minimum usage requirement to 13.2 billion gallons of ethanol by 2012 and 15 billion gallons by 2015. The Act also mandates a minimum requirement of 36 billion gallons of renewable fuels by 2022, with cellulosic ethanol accounting for 16 billion gallons of this total. The renewable fuels standard program should ensure the continued growth of the ethanol market in the near future. While we cannot assure that this program’s mandates will continue in force in the future, the following chart illustrates the potential United States ethanol demand based on the program’s schedule through the year 2022.

Source: BioFuels Journal, December 28, 2007

Oxygenated Fuel Requirements

Most ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. Recently, the demand for ethanol has increased in part because of two major programs established by the Clean Air Act Amendments of 1990. The first program, the Oxygenated Gasoline Program, is a recurring wintertime program designed to reduce carbon monoxide levels during the winter months.

The second program created by the Clean Air Act Amendments was the Reformulated Gasoline Program. This program, which began on January 1, 1995, was intended to reduce ground level ozone or smog. The program initially required the year-round use of oxygenated fuel in nine metropolitan areas with severe ozone pollution. Other less severely troubled areas have been phased into the program over time. According to the EPA, as of May 2007, various regions of fourteen (14) states and the District of Columbia were required to comply with the program, and all or a portion of thirteen (13) states had also voluntarily opted into the program. However, states such as Arizona, Pennsylvania and New York sought waivers from the program. Under the Energy Policy Act of 2005, the oxygenate standards for reformulated gasoline under the Clean Air Act have been eliminated nationwide.

Incentive Programs

The federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs include excise tax credits to gasoline distributors, direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments and income tax credits. However, these programs are not without controversy, due in part to their cost, and we cannot assure that they will continue to be available in the future.

Federal Excise Tax Exemption

Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption from the federal motor fuels excise tax, or the “excise tax exemption.” The excise tax exemption is provided to gasoline distributors as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended with ten percent (10%) of ethanol, the distributors receive a 4.5¢ per gallon reduction from the 18.3¢ per gallon federal excise tax, which equates to a 45¢ reduction for each gallon of ethanol that they use after annual production or importation of ethanol reaches 7.5 billion gallons. This exemption was recently lowered in the 2008 Farm Bill from a previous excise tax exemption of 51¢ for each gallon and will expire in December 2010 if not renewed.

Federal Small Producer Credit

The federal Small Ethanol Producer Credit provides an eligible ethanol producer with a 10¢ per gallon tax credit for the first 15,000,000 gallons of ethanol produced annually. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30,000,000 gallons or less, which effectively precluded most newer plants from qualifying. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation from 30,000,000 to 60,000,000 gallons. Because our anticipated annual capacity is 55,000,000 gallons, we expect to qualify as a small ethanol producer, at least in our initial year or years of operations. The credit is scheduled to expire on December 31, 2010 and, if it is not extended, taxpayers will have a three-year carry forward in which to utilize unused credits.

Research and Development

We do not conduct any research and development activities associated with the development of new technologies for use in producing ethanol or distillers grains.

Costs and Effects of Compliance with Environmental Laws

In the fiscal year ended September 30, 2008, we incurred costs and expenses of approximately $100,000 complying with environmental laws, including the cost of obtaining permits, easements and installing emissions related equipment. Although we have been successful in obtaining all of the permits currently required, any retroactive change in environmental regulations, either at the federal or state level, could require us to obtain additional or new permits or spend considerable resources in complying with such regulations.

In addition, permitting and environmental and other regulatory requirements may change in the future. Changes in permitting and regulatory requirements could make compliance more difficult and costly. If we are unable to comply with the requirements of such permits or any other environmental regulations, our business may be adversely affected and we may not be able to operate our Plant.

Nuisance

The Plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the Plant arising from air or water discharges. These individuals and entities may object to the air emissions from our Plant. Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

Future Products

We anticipate that advances in enzyme processes will increase the ethanol yield realized from grain feedstock. These processes are not refined for commercial application at this time, but we anticipate adopting, if possible, technological advances as they become available if such advances are commercially viable for the Company’s business plan. Past successes in extractable starch and genetically modified corn, has shown marked improvements for wet mill plants such as Minnesota Corn Processors and Archer

Daniels Midland. We intend to keep abreast of the advances in increased fermentable starch corn as well as involve their members in the production of genetically modified corn as advances are made.

The production of ethanol from biomass feedstock may also become more economically feasible in future years. We will look for options to benefit from those advances as well. In the interim, the processes we plan to implement are considered to be the most viable for the foreseeable future.

DESCRIPTION OF PROPERTY

We constructed the Plant on a 116-acre site two miles northwest of Fergus Falls, Minnesota.  On October 25, 2006, we purchased a majority of the site from Jonathan and Brenda Piekarski.  Mr. Piekarski is a governor on our Board. The purchase price of the site was $700,000, which is approximately $6,100 per acre.  We believe that certain major requirements of a successful ethanol plant site location are met with this site:

•                  Adequate Corn Supply.  We believe that the Fergus Falls area has sufficient grain corn production to meet our anticipated needs.  We believe that the Fergus Falls area has sufficient grain corn production to meet our anticipated needs.  We contracted the services of PRX in 2005 to do a study on the corn supply in Fergus Falls and the surrounding area.  PRX reported sufficient corn supply to operate the Plant.

•                  Road Access.  The site is adjacent to U.S. Interstate 94 and State Highway 210.

•                  Rail Access.  The site is on the main line of the OTVR, which connects to the Burlington Northern Santa Fe mainline railroad, which is expected to facilitate the shipping of ethanol and DDGS to both the east and west coast markets.

We are also leasing our distillers grain processing facility from the County pursuant to a Solid Waste Facility Lease Agreement.  We began payments under the lease on February 25, 2008 and we will continue to make payments until November 1, 2019.  The amount of total payments under the lease is equal to the aggregate principal amount and interest on the County’s $20,000,000 Subordinate Exempt Facility Revenue Bonds and $6,010,000 General Obligation Bonds.  We hold restricted cash as part of the capital lease financing, at September 30, 2008, the total of these accounts was approximately $640,000 of capitalized interest reserve and approximately $2,600,000 of debt reserve fund.

All of our tangible and intangible property, real and personal, serves as collateral for our senior and subordinated debt agreements with our lenders. Our lending agreements are discussed in more detail in “Management’s Discussion And Analysis.”

LEGAL PROCEEDINGS

From time to time and in the ordinary course of our business, we may be named as a defendant in legal proceedings related to various issues, including worker’s compensation claims, tort claims and contractual disputes.  In the ordinary course of our business, we may also commence suit as a plaintiff.  We are currently involved in no such legal proceedings and are not aware of any potential claims that could result in the commencement of legal proceedings.  We carry insurance that provide protection against certain types of claims.

SELECTED FINANCIAL DATA

The following tables set forth selected consolidated financial data of the Company for the periods indicated.

	2006	2007	2008
Statements of Operations Data:
Revenues	$—	$—	$70,099,287

Cost of Sales	—	—	68,411,568

Lower of Cost or Market Adjustment	—	—	4,632,000

Operating Expenses	702,132	1,274,153	1,708,066

Operating Loss	(702,132)	(1,274,153)	(4,652,347)

Other Income, net	89,938	1,813,462	(4,001,728)

Net Income (Loss)	$(612,194)	$539,309	$(8,654,075)

Weighted Average Units Outstanding - Diluted	2,400,000	22,085,744	23,927,872

Weighted Average Units Outstanding - Basic	2,400,000	22,092,309	23,927,872

Net Income (Loss) Per Unit – Diluted	$(0.26)	$0.02	$(0.36)

Net Income (Loss) Per Unit - Basic	(0.26)	0.02	(0.36)

Our selected historical balance sheet information as of September 30, 2008, September 30, 2007, and September 30, 2006 are derived from our audited balance sheets.

	September 30, 2006	September 30, 2007	September 30, 2008
Balance Sheet Data:
Cash and Equivalents	$1,195,049	$4,611,317	$1,920,972

Total Assets	2,012,176	89,952,726	126,293,160

Total Current Liabilities	237,274	12,192,239	12,478,776

Long Term Debt, net of current maturities	—	32,636,362	77,323,865

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to the impact of market fluctuations associated with commodity prices and interest rates as discussed below.  We have no exposure to foreign currency risk, as all of our business is conducted in United States Dollars.  We use derivative financial instruments as part of an overall strategy to manage market risk.  We use cash, futures and option contracts to hedge changes to the commodity prices of corn and ethanol. We do not enter into these derivative financial instruments for trading or speculative purposes, nor do we designate these contracts as hedges for accounting purposes pursuant to the requirements of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

Interest Rate Risk

We expect to be exposed to market risk from changes in interest rates on our existing debt facilities.  Exposure to interest rate risk results from holding our credit agreements.

We had outstanding borrowings on our Construction Note to Agstar of $35 million as of September 30, 2008. The Construction Note, the Term Revolving Note and the Revolving Line of Credit Note bear interest at LIBOR or the bank’s base rate plus an applicable margin. The NMF Loan, which totaled approximately $19.2 million as of September 30, 2008 and consists of a senior note and a subordinated note, accrues interest rates at the Wall Street Journal daily money rate (base rate) plus 100 bps. The capital lease agreements with Otter Tail County have imputed interest rates of 7.5%.  If the interest rate fluctuated by one percent (1%) as of September 30, 2008, capitalized interest would have fluctuated by approximately $335,000.

Commodity Price Risk

We are exposed to market risk from changes in commodity prices.  Exposure to commodity price risk results from our dependence on corn and natural gas in the ethanol production process, and our reliance on sales of ethanol.  We seek to minimize the risks from fluctuations in the prices of corn and ethanol through the use of derivative instruments.  In practice, as markets move, we actively manage our risk and adjust hedging strategies as appropriate.  Although we believe our hedge positions accomplish an economic hedge against our future purchases, they are not designated as such for hedge accounting purposes, which would match the gain or loss on our hedge positions to the specific commodity purchase being hedged.  We are marking to market our hedge positions, which means as the current market price of our hedge positions changes, the gains and losses are immediately recognized in our cost of goods sold.

The immediate recognition of hedging gains and losses can cause net income to be volatile from quarter to quarter due to the timing of the change in value of the derivative instruments relative to the cost and use of the commodity being hedged.  At September 30, 2008, the fair value of our derivative instruments for corn and ethanol is a liability in the amount of approximately $77,000, respectively, and at September 30, 2007, the fair value of our derivative instruments for corn and ethanol is an asset in the amount of approximately $65,000, respectively.  There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of corn or ethanol.  However, it is likely that commodity cash prices will have the greatest impact on the derivative instruments with delivery dates nearest the current cash price.

We estimate that our expected corn usage will be approximately 20,000,000 bushels per year for the production of 55,000,000 gallons of ethanol.  We have price protection in place for a portion of our expected corn usage through December 2008 using forward contracts, Chicago Board of Trade futures and options, and over-the-counter option contracts.  As corn prices move in reaction to market trends and information, our income statement will be affected depending on the impact such market movements have on the value of our derivative instruments.  As we move forward, additional price protection may be required to solidify our margins.  Depending on market movements, crop prospects and weather, these price protection positions may cause immediate adverse effects, but are expected to produce long-term positive growth for us.

A sensitivity analysis has been prepared to estimate our exposure to corn and ethanol price risk. The table presents the fair value of our derivative instruments as of September 30, 2008 and September 30, 2007 and the potential derivative loss resulting from a hypothetical ten percent (10%) and twenty percent (20%) adverse change in such prices.  The fair value of the positions is a summation of the fair values calculated by valuing each net position at quoted market prices as of the applicable date.  The results of our sensitivity analysis, which may differ from actual results, are as follows:

	Fair Value	Effect of Hypothetical 10% Adverse Change — Market Risk	Effect of Hypothetical 20% Adverse Change — Market Risk
September 30, 2008	$(77,000)	$(7,700)	$(15,400)
September 30, 2007	$64,895	$(6,490)	$(12,979)

Effective April 8, 2008, we closed the majority of all derivative positions.  In connection, we recorded an estimated loss on these purchase commitments aggregating to $3,600,000 for the fiscal year ended September 30, 2008.  We calculated a range of estimated losses aggregating to anywhere between $3,600,000 and $3,800,000 for the purchase commitments.  Given corn futures prices on the Chicago Board of Trade as of December 1, 2008 ($3.18 a bushel for March 2009 delivery), assuming a ten percent (10%) reduction in market prices, we would have exposure to an additional approximately $100,000 in losses.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Governors, Executive Officers and Significant Employees

Management

The board of governors (the “Board”) manages our business and affairs.  The officers appointed by the Board manage our day-to-day operations.

Board of Governors

Our Member Control Agreement provides that our Board is comprised of eleven members, not less than six of whom shall be elected beginning at the 2009 annual meeting of members.  Any Member who, together with such member’s affiliates, owns 2,000,000 or more Units at financial closing shall be entitled to appoint one governor to the Board for every whole block of 2,000,000 Units held, but no more than five governors may be appointed in this manner.  No member has yet to reach this 2,000,000 Unit threshold.  Our governors and members have the right to call a special meeting of the members for certain purposes, including electing governors.

Officers

Our officers consist of the officers of the Board and such executive officers as the Board deems necessary or advisable.  The officers of the Board must be governors but there is not a corresponding requirement for executive officers.

The following table shows the governors and executive officers of Otter Tail Ag Enterprises, LLC as of the date of this Prospectus:

Governor	Office
Anthony J. Hicks	Chief Executive Officer/Chief Financial Officer
Jerry Larson	Chairman of the Board and Governor
Lee Rogness	Vice Chairman of the Board and Governor
Hans Ronnevik	Treasurer and Governor

Mark Ellison	Secretary and Governor
Philip Deal	Governor
Ed Mehl	Governor
Jeff Stanislawski	Governor
Gerald Rust	Governor
Ron Tobkin	Governor
Jonathan Piekarski	Governor
Greg Smith	Governor

Business Experience of Governors and Executive Officers

The following is a brief description of the business experience and education of our executive officers and governors. Generally, our executive officers and governors have little experience in operating and managing an ethanol plant or in marketing, selling and distributing ethanol distillers grains.  No company mentioned in these descriptions is publicly traded or required to file reports with the SEC.

The following contains certain information with respect to our current governors:

Anthony J. Hicks, Chief Executive Officer and Chief Financial Officer, Age 50, 514 North Union Ave., Fergus Falls, Minnesota 56537

Mr. Hicks is the Chief Executive Officer for Otter Tail Ag Enterprises, LLC, headquartered in Fergus Falls, Minnesota.  OTAE operates a 55 mgy corn based ethanol bio-refinery.

Prior to joining the OTAE, he was Chief Operating Officer for WhiteStone Farms, LLP based in Burnsville, MN, with operating farms in Minnesota, Nebraska, North Dakota, South Dakota, Colorado, and Iowa, and was ranked the 13th largest pork producer in North America with some 35,000 sows.  Annual production from all of Whitestone’s operations was over 500,000 head of finished (market weight) pigs.  Mr. Hicks’s responsibilities were wide-ranging, and included budgeting, production forecasting, developing training programs, overseeing the company’s animal health program, dealing with partners and financial institutions, and environmental compliance.

Mr. Hicks had over 20 years of experience with several swine development companies in the United Kingdom by the time he came to the United States in 1995. He had worked production, genetic strain development and tracking, and as export manager developed export markets and franchise operations for his employer, Rattlerow International, Ltd, Suffolk, England.  Mr. Hicks moved to the United States to set up Bell Genetics in North Dakota, and Colorado, as a Rattlerow franchise operations.

Mr. Hicks is married with two sons, and lives in Fergus Falls, Minn.

Jerry Larson, Chairman of the Board, Governor, Age 65, 26474 180th Avenue, Elbow Lake, Minnesota 56531

Mr. Larson has been a corn and soybean farmer in Elbow Lake, Minnesota from 1978 to the present.  Mr. Larson was a founding board member in the formation of Chippewa Valley Ethanol Company of Benson and DENCO, LLC in Morris.  He has served as a board member of the Renewable Fuels Association and is past president of the Minnesota Coalition for Ethanol, and Elbow Lake Coop Grain.  Currently, Mr. Larson serves on the Minnesota Corn Research and Promotion Council (“MCR&PC”).  As a member of that organization, he served four years on the National Corn Growers Association (“NGCA”) Research and Business Development team, was a delegate to the US Grains Council, chairman of the Expanded Uses team and was part of a team writing the Future Structure of Agriculture document published in February of 2005 for NCGA.  Mr. Larson also is a director on the National Corn Board.  He is a graduate of Concordia College in Moorhead, Minnesota and has a Masters Degree in Education from Moorhead State University.  He and his wife, Gail, received the Farm Family of the Year Award for Grant County in 1997.  Mr. Larson has served as our Chairman of the Board since our inception.

Leland (Lee) R. Rogness, Vice Chairman of the Board, Governor, Age 61, P.O. Box 53, Fergus Falls, Minnesota 56537

Mr. Rogness is the business store manager of the RDO Equipment Co. and along with his three brothers, owns and operates Interstate Inc., both equipment dealerships in Fergus Falls, Minnesota.  He has managed the Interstate Inc. business since 1971.  Mr. Rogness and his brothers also operate Rogness Bros. LLP, a farm operation and real-estate development company.  He is a past board member and president of the Minnesota and South Dakota Equipment Dealer Association and past board member and president of the Fergus Falls Port Authority/Job 2000.  Mr. Rogness will hold the position of Otter Tail County Commissioner beginning January 2009.  Mr. Rogness earned an Associate Degree from the Fergus Falls State College in business and accounting.  Mr. Rogness has served as a member of our steering advisory committee since our inception and has served as our Vice Chairman of the Board and a governor since May 2007.

Hans Ronnevik, Treasurer, Governor, Age 63, 28768 County Highway 21, Fergus Falls, Minnesota 56537

Mr. Ronnevik has been a partner in Ronnevik Farms, a crop farming operation, since 1972.  Mr. Ronnevik was a board member of AgCountry Farm Credit Services of Fargo, North Dakota for five years from 2003-2008, and served on the Audit Committee each year.  Mr. Ronnevik graduated from North Dakota State University in 1967 with a Bachelor of Science Degree in Animal Science.  Mr. Ronnevik has served as Treasurer and a governor since May 2007.

Mark Ellison, Secretary, Governor, Age 49, 18414 260th Ave., Elbow Lake, Minnesota, 56531

Mr. Ellison has served as President of Ellison Farms, Inc. in Elbow Lake, Minnesota from 2002 to the present. He currently serves as Chair of the AgCountry Farm Credit Services board.  He previously served as Chair of the Seventh Farm Credit District Federation and Chair of the Minnesota Farm Credit Federation.  He also serves on the Minnesota Farm Credit Legislative Advisory Committee.  He is a member of Minnesota Farm Bureau, Minnesota Corn Growers, Minnesota Pork Producers, and Golden Growers Cooperative.  Mr. Ellison has served as Secretary and a governor since our inception.

Philip Deal, Governor, Age 39, 1407 Second Avenue S., Wheaton, Minnesota 56296

Since 1986, Mr. Deal has been actively involved in his family farming operation.  Since 2001, he has been the Grain Merchandiser and Manager of the Grain Division of Wheaton-Dumont Coop Elevator in Wheaton, Minnesota, and he was promoted to General Manager in 2006, a position he currently holds.  Mr. Deal received his Bachelor of Science degree in Finance from Moorhead State University.  Mr. Deal has been an advisory board member since our inception.  Mr. Deal has served as a governor since May 2007.

Edward Mehl, Governor, Age 63, P.O. Box 66, 530 Centennial Ave. W., Underwood, Minnesota 56586

Mr. Mehl served as Chief Executive Officer of Lake Region Healthcare Corporation, a hospital and healthcare provider located in Fergus Falls, Minnesota, from 1967 to January 2007.  Mr. Mehl retired in January 2007.  Mr. Mehl has served as a governor since June 2007.

Gerald Rust, Governor, Age 55, 17781 North Pelican Lake Road, Glenwood, Minnesota 56334

Mr. Rust has served on several local boards and councils and most recently was a founding member and director/governor (1993-2001) of Chippewa Valley Ethanol Co. in Benson, Minnesota.  In 1998, he was again involved as a founder of Diversified Energy Co. in Morris, Minnesota, serving as governor and board chairman from 1998-2005.  During his involvement with the ethanol industry he has been active in the Minnesota Coalition for Ethanol, Minnesota Corn Co-products Export Group, U.S. Grains Council, Minnesota Shippers Association. Mr. Rust is retired.  Mr. Rust has been a member of our steering advisory committee since February 2005 and has served as a governor since April 2005.

Jeff Stanislawski, Governor, Age 42, 128 E. Washington Avenue, Fergus Falls, Minnesota 56537

Mr. Stanislawski has been in the financial services industry for the past 12 years.  From October 1997 to January 2005, Mr. Stanislawski was a loan officer at Community First National Bank in Fergus Falls, Minnesota.  From January 2005 to February 2007, he was a loan officer at Security State Bank in Fergus Falls.  From February 2007 to the present, he has served as President of State Bank & Trust in Fergus Falls.  Mr. Stanislawski received his Associates Degree in Applied Science from the University Minnesota-Crookston and his Bachelor of Science Degree in Agriculture Education from North Dakota State University. Mr. Stanislawski has served as a member of our steering advisory committee since our inception and has served as a governor since May 2007.

Ron Tobkin, Governor, Age 60, 43555 East Paul Lake Drive, Perham, Minnesota 56573

Mr. Tobkin has actively been involved in the family farming operation since 1972, and has been a self employed farmer for the past five years.  His past experience includes: Assistant Soil Scientist for University of Minnesota Northwest Experiment Station, Co-Owner, President and General Manager of Perco Farm Service in Perham, Minnesota, Co-Owner, President and General Manager of Prairie Bean Co., Perham, Minnesota, Co-Owner, President and General Manager of Perco Bean Co., Perham, Minnesota, and Managing Partner and majority owner of Little Pine Dairy, LLP Perham, Minnesota.  Mr. Tobkin has also been a Chamber of Commerce Officer for School Board District 549 Chairman.  Mr. Tobkin graduated from North Dakota State University with a Bachelors Degree in Soil Science in 1970.  He also graduated and commissioned in the Minnesota Military Academy in 1972.  Mr. Tobkin has served on our Board since our inception.

Jonathan Piekarski, Governor, Age 54, 24479 120th Avenue, Fergus Falls, Minnesota 56537-7105

Mr. Piekarski has been a self-employed grain farmer from 1980 to the present.  He has over 20 years experience as a director in the Farm Credit System, starting with the Federal Land Bank Association of Fergus Falls and remaining through the successive mergers to what is now AgCountry Farm Credit Services, headquartered in Fargo, North Dakota.  In that capacity, Mr. Piekarski has served as Vice-Chair and Chairman of the Board of Directors of Farm Credit Services of West Central Minnesota, Moorhead and AgCountry Farm Credit Services.  Over his tenure, Mr. Piekarski has been a member of the state stockholder advisory committee, state legislative advisory committee, board member and Vice-Chair of the Minnesota Federation of Farm Credit Stockholders, member of the Seventh Farm Credit District Federation Board, and the St. Paul Farm Credit Council which does legislative/lobbying activity on system issues.  Mr. Piekarski has served on our Board since our inception.

Gregory M. Smith, Governor, Age 49, 23133 Birchwood Estates Road, Fergus Falls, Minnesota 56537

Dr. Smith is a pathologist employed with Fergus Falls Medical Group, PA, and has been employed with the group since September 1995.  He has served on our Board since our inception.

Audit Committee

The audit committee of the Board consists of Hans Ronnevik, Chairman, Jeff Stanislawski, and Edward Mehl, as well as our Chief Executive Officer/Chief Financial Officer, Anthony Hicks.  The audit committee held four meetings during fiscal year 2008.  Although not required to comply with such provision, the Board has determined that Mr. Ronnevik, Mr. Stanislawski, and Mr. Mehl are independent as defined in NASDAQ Rule 4200(a)(15).  The audit committee has a charter, which is available in the Investor Relations section of our website at http://www.ottertailethanol.com.  The Company is not a listed issuer within the meaning of Rule 10A-3 of the Exchange Act, and thus the audit committee is not subject to the independence requirements of the rule.

Compensation Committee

The compensation committee of the Board consists of Lee Rogness, Chairman, Jonathan Piekarski, and Gerald Rust.  Although not required to comply with such provision, the Board believes that each member of the compensation committee satisfies the independence requirements of Nasdaq Rule 4200(a)(15)  The compensation committee has a charter, which is available in the Investor Relations section of our website at http://www.ottertailethanol.com.

The general functions performed by the compensation committee are the following:

•                  Establishing the annual goals and objectives of the Chief Executive Officer;

•                  Establishing the compensation of the governors, and the Chief Executive Officer;

•                  Conducting and overseeing the performance evaluation of the Chief Executive Officer of the Company;

•                  Adopting and overseeing the policies that govern the Company’s compensation programs; and

•                  Adopting and overseeing the administration of any equity-based compensation and other benefit plans.

The compensation committee may not delegate its functions to another committee, subcommittee or person.  Neither our chief executive officer and chief financial officer nor any compensation consultant have any role in determining or recommending the amount or form of executive and governor compensation.  The compensation committee met five times during fiscal 2008.

Risk Management Committee

The risk management committee of the Board consists of Philip Deal, Chairman, Mark Ellison, and Anthony Hicks.  This committee is involved in setting the direction for the Company in relation to its corn and ethanol hedging strategies.  The risk management committee met four times during fiscal 2008.  The risk management committee does not have a charter, but does have a risk management policy, which is available in the Investor Relations section of our website at http://www.ottertailethanol.com.

Technology Committee

The technology committee of the Board consists of Ronald Tobkin, Chairman, Lee Rogness, Anthony Hicks, Brian Lacey (non-governor or officer), and Roger Schmidt (non-governor or officer).  The committee evaluates our information technology and Plant technology infrastructure and makes recommendations to the Board regarding changes to our infrastructure.  The technology committee met 15 times during fiscal 2008.   The technology committee does not have a charter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

This section includes statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, intentions or strategies regarding the future. All statements, other than statements of historical facts, included in this section regarding our financial position, business strategy and other plans and objectives for future operations are forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in “Risk Factors” on page 5 of this Prospectus. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Critical Accounting Estimates

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Of the significant accounting policies described in the notes to our financial statements, we believe that the following are the most critical.

We account for derivative instruments and hedging activities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS No. 133”). SFAS No. 133 requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain contracts that literally meet the definition of a derivative may be exempted from SFAS No. 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal are documented as normal and exempted from accounting and reporting requirements of SFAS No. 133.

In order to reduce the risk caused by market fluctuations of corn, ethanol and interest rates, we enter into option, futures and swap contracts. These contracts are used to fix the purchase price of our anticipated requirements of corn in production activities and the selling price of our ethanol product and limit the effect of increases in interest rates. The fair value of these contracts is based on quoted prices in active exchange-traded or over-the-counter markets. The fair value of the derivatives is continually subject to change due to the changing market conditions. We do not typically enter into derivative instruments other than for hedging purposes. On the date the derivative instrument is entered into, we will designate the derivative as a hedge. Changes in the fair value of a derivative instrument that is designated and meets all of the required criteria for a cash flow or fair value hedge is recorded in accumulated other comprehensive income and reclassified into earnings as the hedged items affect earnings. Changes in fair value of a derivative instrument that is not designated and accounted for as a cash flow or fair value hedge is recorded in current period earnings. Although certain derivative instruments may not be designated and accounted for as a cash flow or fair value hedge, they are effective economic hedges of specific risks.

The amount of the loss was determined by applying a methodology similar to that used in the impairment evaluation with respect to inventory. Given the uncertainty of future ethanol and corn prices this loss may not be recovered, and future losses on outstanding purchase commitments could be recorded in future periods.

Inventory

Inventory consists of raw materials, work in process, and finished goods. The work in process inventory is based on certain assumptions. The assumptions used in calculating work in process are the quantities in the fermenter and beer well tanks, the lower of cost or market price used to value corn at the end of the month, the effective yield, and the amount of dried distillers grains assumed to be in the tanks. These assumptions could change in the near term.

Inventory is subject to lower of cost or market valuation assumptions.  During the fiscal year ended September 30, 2008, we recorded an inventory valuation impairment of approximately $1,032,000 attributable primarily to decreases in market prices of corn and ethanol. The inventory valuation impairment was recorded in lower of cost or market adjustments on the statement of operations.

The Company had entered into forward corn purchase contracts and corn purchase agreements under which it is required to take delivery at the contract price. Currently, some of these contract prices are above current market prices for corn. Given the declining ethanol price, upon taking delivery under these contracts, the Company would incur a loss. Accordingly, the Company recorded a loss on these purchase commitments aggregating to $3,600,000 for the fiscal year ended September 30, 2008.  The amount of the loss was determined by applying a methodology similar to that used in the impairment evaluation with respect to inventory. Given the uncertainty of future ethanol and corn prices this loss may not be recovered, and future losses on outstanding purchase commitments could be recorded in future periods.

Commitments and Contingencies

Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred, as well as in estimating the amount of the potential expense. In conformity with United States generally accepted accounting principles, we accrue an expense when it is probable that a liability has been incurred and the amount can be reasonably estimated.

Long-Lived Assets

Depreciation and amortization of our property, plant and equipment is applied on the straight-line method by charges to operations at rates based upon the expected useful lives of individual or groups of assets placed in service. Economic circumstances or other factors may cause management’s estimates of expected useful lives to differ from the actual useful lives. Differences between estimated lives and actual lives may be significant, but management does not expect events that occur during the normal operation of our Plant related to estimated useful lives to have a significant effect on results of operations.

Long-lived assets, including property, plant, equipment and investments, are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Considerable management judgment is necessary to estimate future cash flows and may differ from actual cash flows. Management believes no impairment exists at September 30, 2008 based on their assessment of the risks and rewards related to the ownership of these assets and the expected cash flows generated from the operation of the Plant.  Future impairment analysis will depend on the Company generating positive cash flow from operations of the plant.

Results of Operations

As of September 30, 2008, we have begun producing and selling fuel grade ethanol.  We expect to be able to process approximately 20,000,000 bushels of corn into approximately 55,000,000 gallons of ethanol each year.  In addition, we sell distillers grains, a principal co-product of the ethanol production process, which we will sell as DMWG and DDGS.

Revenues

We had no sales or revenue for the fiscal year ended September 30, 2007.  For the year ended September 30, 2008, we had revenues of approximately $70,100,000.

Cost of Sales

We had no costs of sales for the fiscal year ended September 30, 2007. For the year ended September 30, 2008, we had costs of sales of approximately $68,400,000 and a lower of cost or market adjustment of approximately $4,600,000.

Operating Expenses

Our operating expenses were approximately $1,700,000 and $1,300,000 for the fiscal years ended September 30, 2008 and 2007, respectively.  Our operating expenses increased by approximately $400,000 or thirty percent (30%) for fiscal year 2008 over 2007.  These increases were due primarily to costs associated with starting construction on our Plant, and professional and consulting fees.  In fiscal year 2008, our significant operating expenses were:  1) approximately $900,000 related to general and administrative expense and 2) approximately $720,000 related to professional fees (for legal and accounting services).  In fiscal year 2007, our significant operating expenses were: 1) approximately $385,000 related to compensation expenses to the Board and other consultants; 2) approximately $278,000 related to salaries; 3) approximately $210,000 related to professional fees (for legal and accounting services); and 4) approximately $47,000 related to office and insurance expenses.

Other Income, Net

Interest expense was approximately $2,900,000 and $600 for fiscal years September 30, 2008 and 2007, respectively.  As of September 30, 2008, we had drawn on approximately $39,000,000 of our senior debt and approximately $8,700,000 in subordinate debt.

Interest income was approximately $220,000 and $1,800,000 for the fiscal years ended September 30, 2008 and 2007,  respectively.  Interest income increased primarily due to interest earned on equity raised from member investments.

Grant Income

In April 2005, we received approximately $110,000 from the Agricultural Utilization Research Institute for technical assistance, business assistance, outreach and development assistance.  This agreement was effective from April 22, 2005 through June 22, 2006.

We are also the recipient of a Value-Added Producer Grant with the United States Department of Agriculture in the amount of $300,000.  The funding period of the grant began on October 1, 2007 and will conclude no later than December 31, 2008.  The grant funds have been used only for Plant operation start-up costs, and were recognized in the year ended September 30, 2008.

Project Capitalization

On October 1, 2005, we raised $2,400,000 in our seed capital offering and an additional $42,200,000 from the sale of our Units in a Minnesota-only registered offering from February 28, 2006 to October 31, 2006.  In addition, on March 28, 2007, we closed on a construction loan agreement with

Agstar of $39,000,000, which includes $35,000,000 for construction costs, and a revolving line of credit of up to $4,000,000 (which was raised to $6,000,000 in a June 2008 amendment).  On March 30, 2007, we closed on the NMF Loan in the amount of $19,175,000, consisting of a senior loan note of $14,480,500 and subordinated loan note of $4,694,500.

On April 2007, we entered into a long term equipment lease agreement with Otter Tail County (the “County”) in order to finance equipment for the Plant.  The lease has a term from May 1, 2007 through November 2019.  The County financed the purchase of equipment through Subordinate Exempt Facility Revenue Bonds Series 2007A totaling $20,000,000, General Obligation Tax Abatement Bonds Series 2007B totaling $5,245,000, and Taxable General Obligation Tax Abatement Bonds Series 2007C totaling $765,000.

Trends and Factors that May Affect Future Operating Results

Ethanol Supports

On December 19, 2007, President Bush signed into law the Energy Independence and Security Act of 2007, which raises the minimum usage requirement to 13.2 billion gallons of ethanol by 2012 and 15 billion gallons by 2015.  The Act also mandates a minimum requirement of 36 billion gallons of renewable fuels by 2022, with cellulosic ethanol accounting for 16 billion gallons of this total.  The RFS program should ensure the continued growth of the ethanol market in the near future.  The Energy Policy Act also provides a small producer credit allowing qualifying producers to deduct from their federal income taxes 10¢ per gallon for the first 15,000,000 gallons of ethanol produced in a given year.  The Volumetric Ethanol Excise Tax Credit provides refiners 4.5¢ per gallon of ethanol blended at 10 percent, which encourages refiners and gasoline blenders to use ethanol.  We expect that the RFS and Volumetric Ethanol Excise Tax Credit will increase demand for our ethanol and have a positive effect on our operating results.

Competition and Product Demand

As of December 9, 2008, according to the Renewable Fuels Association, 172 ethanol refineries had a production capacity of a record 10.4 billion gallons, with existing plants currently increasing capacity to produce an additional 660 million gallons.  In addition, 21 refineries were under construction to produce an additional 1.6 billion gallons.  We believe that the influx of new ethanol refineries and increase in supply may have a negative effect on our short-term operating results.

Commodity Prices

Corn

Our primary grain feedstock is corn.  The cost of corn is dependent upon factors that are generally unrelated to those affecting the price of ethanol.  Corn prices generally vary with international and regional grain supplies, and can be significantly affected by weather, planting and carryout projections, government programs, exports, and other international and regional market conditions.

Due to the significant expansion of the ethanol industry, corn futures rose in fiscal 2008 overall in response to this new demand, but lowered significantly in the fourth quarter of fiscal 2008.  This volatility in corn prices is likely to continue.  Factors such as USDA estimates of acres planted, corn yield increases per acre, export demand and domestic usage also have significant effects on the corn market.  Significant increases in the price of corn will have a significant negative effect on future operating results.

Natural Gas

The Plant requires a significant and uninterrupted supply of natural gas for its operations.  Natural gas prices have historically fluctuated dramatically.  Natural gas prices in Minnesota have risen greatly in recent years, rising from an average of $2.98 per 1000 cubic feet in 1999 to $7.70 per thousand cubic feet in 2007 (Industrial Price), according to U.S. Department of Energy.  We expect that volatility in the natural gas market will continue, and that significant increases in the price of natural gas would have a significant negative effect on future operating results.

Inflation

We do not consider the impact of inflation to be material to our revenues and income from operations.

Liquidity and Capital Resources

Statement of Cash Flows for the years ended September 30,	2008	2007
Cash flows from (used in) operating activities	$(9,143,260)	$510,770
Cash flows used in investing activities	(46,540,912)	(65,441,978)
Cash flows from financing activities	52,993,827	68,347,475

Cash flows

Operating activities. Net income before depreciation and amortization is a significant contributor to cash flows from operating activities. The changes in cash flows from operating activities generally follow the results of operations and also are affected by changes in working capital. Cash flows used in operating activities in 2008 increased approximately $9,500,000 from the comparable prior period, as a result of:

•                  A net loss of approximately $8,700,000, due to operational losses incurred as a result of narrow spreads between corn and ethanol prices and a lower of cost or market adjustment of approximately $4,600,000; and

•                  Inventory purchases of approximately $5,800,000, due to the Plant becoming operational in fiscal 2008.

Investing activities. Cash flows used in investing activities in fiscal 2008 decreased approximately $18,900,000 compared to the comparable prior period, the result of lower construction in progress expenditures in fiscal 2008 as a result of the Plant becoming operational in 2008.

Financing activities. Cash flows provided by financing activities in fiscal 2008 decreased approximately $15,400,000 compared to the comparable prior period, primarily the result of member contributions of approximately $42,000,000 being raised in fiscal 2007, partially offset by increased proceeds from our construction loan of approximately $15,400,000.

As of September 30, 2008, we had approximately $1,900,000 in cash and total assets of approximately $126,000,000.  As of September 30, 2008, we raised a total of $42,234,134 in equity net of deferred offering costs and distributions.  As of September 30, 2008, we had current liabilities of $12,478,776.  Since our inception through September 30, 2008, we have an accumulated deficit of $8,745,030.  Total members’ equity as of September 30, 2008 was $36,490,519.  Since our inception through September 30, 2008, we have received approximately $70,100,000 in revenues.

As of the date hereof, we have expended all funds from our equity financings.  All of these proceeds were devoted to our construction expenses and general operating expenses.  Current and remaining operating expenses will be paid for with the proceeds from our loan agreements and our operating revenues.

As of September 30, 2008, we had spent approximately $114,000,000 in construction and related costs on the Plant construction, which is complete.  We believe we will have lesser capital expenditure requirements in the fiscal year ending September 30, 2009, but that we may not have sufficient working capital to fund any planned capital expenditures without additional sources of cash.

We have commenced operations and have been generating revenue.  Total cash flow from the project following operational commencement of the project has been impacted by many factors including, but not limited to, the final cost of the project, timing of commencement of operations, the speed of ethanol production during the start-up phase, as well as energy and corn prices.  In the event we have any liquidity deficiencies for any reason, we may further draw on our $6,000,000 revolving line of credit with Agstar, if we are able to do so.  As of September 30, 2008, we had drawn on our revolving line of credit with Agstar in the amount of approximately $4,000,000, and may be restricted on drawing on the our revolving line of credit in any additional amounts by the terms of the revolving line of credit loan.  See “Contractual Obligations and Commercial Commitments” for an explanation of these restrictions.  Also, based on the our operating plan, we believe our existing working capital will not be sufficient to meet the cash requirements to fund the our planned operating expenses, capital expenditures, and working capital requirements through September 30, 2009 without additional sources of cash and/or the deferral, reduction or elimination of significant planned expenditures.  In addition, we failed to meet tangible net worth and reporting requirements in violation of certain covenants in our Master Loan Agreement, but the Agstar waived compliance with the financial ratios through October 1, 2009 and our other lenders waived our violation of cross-default provisions.  Any further violation after this waiver period could significantly and materially harm our business.  See Note 2 in our footnotes to our financial statements for more information on the sufficiency of existing capital to meet our cash requirements and our ability to operate as a going concern.

Contractual Obligations and Commercial Commitments

We have entered into two loan agreements and one capital lease agreement for financing of the Plant.  The total loan commitment is approximately $60,000,000 and the capital lease is $26,010,000, and both are described below.

We have entered into a senior debt financing agreement for a construction loan of $35,000,000 from Agstar, which includes a term and revolving loan (the “Construction Loan”).

Upon completion of the project, the Construction Loan converted to a term loan in the amount of $29,000,000 (the “Term Loan”) and a term revolving loan in the amount of $6,000,000 (“Revolving Loan”), which is fully drawn as of the date of this Prospectus.  The interest rate on the Construction Loan was reduced from LIBOR plus 3.15% to LIBOR plus 2.95% with an option to convert to a fixed rate loan.  We were required to make interest payments only on the 1st day of each month for the first six months, and on September 30, 2008 we were required to begin making principal installments of $254,386 plus accrued interest.  The Term Loan is payable in full in June 2018.  In addition to the scheduled payments, the Company will be required to make additional principal payments equal to 65% of the Company’s excess cash flow not to exceed $2,000,000 per fiscal year and an aggregate total of $8,000,000.  As part of the financing agreement, the premium above LIBOR may be reduced to 2.65% based on financial ratios.  Commitment fees were charged at the time of conversion from the Construction Loan to the Term Loan and are charged annually thereafter.

The Company is required to pay interest on the principal advances under the Revolving Loan monthly at the LIBOR rate plus 2.95%, which totaled 5.41% at September 30, 2008.  The purpose of the

Revolving Loan is for cash and inventory management purpose.  The Company pays a commitment fee of 0.35% on the unused portion of the revolving promissory note.

We also have an additional revolving promissory note with Agstar for up to $6,000,000.  We are required to pay interest on the principal advances monthly at the LIBOR rate plus 2.95%, which totaled 5.41% at September 30, 2008.  The purpose of this loan is for general and operating expenses.  The maturity of this line of credit is 364 days from commencement; on the loan maturity date, the principal and any outstanding accrued interest will be due.  We pay a commitment fee of 0.35% on the unused portion of the revolving promissory note.  As of September 30, 2008, approximately $4,000,000 had been advanced on the loan.  We are restricted on borrowing amounts under the loan at the lesser of $6,000,000 or the sum of: (i) 75% of our Eligible Accounts Receivable; plus (ii) 75% of our Eligible Inventory.

In April 2007, we entered into a long term equipment lease agreement (the “Equipment Lease Agreement”) with Otter Tail County, Fergus Falls, Minnesota (the “County”) in order to finance equipment for the Plant (the “Capital Lease”).  The Equipment Lease has a term from May 1, 2007 through November 2019. The County financed the purchase of equipment through Subordinate Exempt Facility Revenue Bonds Series 2007A totaling $20,000,000, General Obligation Tax Abatement Bonds Series 2007B totaling $5,245,000, and Taxable General Obligation Tax Abatement Bonds Series 2007C totaling $765,000.

Under the Equipment Lease Agreement with the County, we began making payments on May 25, 2008.  The Capital Lease payments correspond to the interest of 1/6 the amount due on the bonds on the next interest payment date. Capital Lease payments for principal start on November 25, 2009 in an amount equal to 1/6 principal scheduled to become due on the corresponding bonds on the next semi-annual principal payment date.  On February 25, 2008, we also began making Capital Lease payments of principal and interest that correspond to the principal and interest the County pays on the General Obligation Bonds Series 2007B and 2007C.  We make Capital Lease payments that correspond to 1/6 the amount of interest payable due on the bonds on each February 1 or August 1 and principal amounts equaling 1/12 of the principal due on each February 1. We have guaranteed that if such assessed lease payments are not sufficient for the required bond payments, we will provide such funds as are needed to fund the shortfall.  The Capital Lease also includes an option to purchase the equipment at fair market value at the end of the lease term.

As of September 30, 2007, we recorded $20,400,000 in equipment under the Capital Lease as construction in progress and approximately $834,700 in financing costs, which will be amortized using the effective interest method over the term of the Capital Lease.  The Capital Lease funds were fully utilized as of September 30, 2007.  Restricted funds held by a trustee for Capital Lease payments totaled approximately $3,300,000 at September 30, 2008 and approximately $4,800,000 at September 30, 2007.

On March 30, 2007 we entered into a loan arrangement with NMF for the amount of $19,175,000 (the “NMF Loan”).  The tax credit recapture period of the NMF Loan is from September 2007 to September 2014.  The loan is divided into two portions, including a term loan of $14,480,500, on which we began making interest only payments in August 2007 and will continue making such payments until September 2014.  From September 2014 until September 2018, we will be obligated to pay the amortized unpaid principal together with the accrued interest.  The interest rate will be calculated using the Wall Street Journal daily money rate (base rate) plus 100 bps.  In addition, the NMF Loan includes a subordinated loan note for $4,694,500 which carries a fixed interest rate of 2.514% (the “New Market Tax Credit Portion”).  This New Market Tax Credit Portion of the NMF Loan is held in an upper tier to which the Company is not a direct participant if the loan is terminated earlier than the schedule permits.  The Company is held liable for any penalties incurred by the participants as a result of any such early termination.  The Company benefits from the New Market Tax Credit Portion by receiving a reduced level of interest on a portion of the loan , the principal will have been largely forgiven due to the tax credit recapture.  The principal due will be determined at the end of the tax credit recapture period in September

2014.  We began making interest only payments in August 2007 and will continue to do so until September 2014, when a principal payment of $400,000 will be due.

In August 2006, we entered into an agreement with an unrelated party to qualify, monitor, register and manage the destruction and reduction of certain greenhouse gases and will assist with the quantification of such emission reductions for resulting emission credits.  We agreed to a share distribution schedule as defined in the agreement as payment for services rendered.  The term of the agreement will continue until 2016, and will automatically be extended for two successive renewal terms of five years each, unless either party gives a 30 day advance written notice of termination to the other party.  Either party may also terminate the agreement for cause as defined in the agreement by providing a 15 day written advance notice. As of September 30, 2008, we have incurred no costs under this agreement.

In October 2006, we entered into an agreement with Oppenheimer and Co. to act as a co-placement agent with Dorn and Co. for the sale of Series 2007 Bonds to fund construction of the Plant.  The fees  paid to the agent were contingent upon a successful completion of the sale and closing of the Bonds and were 2.5% of the principal amount of the Bonds in the initial bond offering that are sold by the agent.  We assumed other third party costs. A retainer of $10,000 was paid upon signing of the agreement.  The non-refundable retainer was credited against the placement agency fee at the closing of the transaction.

The following table summarizes our long-term contractual obligations as of September 30, 2008:

	Payments Due By Period
Contractual Obligations	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 Years
Long-Term Debt Obligations	$58,365,522	$6,608,658	$6,174,066	$6,162,186	$39,420,612
Capital Lease	26,010,000	440,000	3,510,000	4,031,666	18,028,334
Operating Lease	1,467,079	514,325	748,383	20,753	183,618
Interest (1)	41,094,500	5,937,113	10,490,745	9,021,295	15,645,347
Purchasing Obligations (2)	31,640,890	21,145,315	10,495,575	—	—

Total	$158,577,991	$34,645,411	$31,418,769	$19,235,900	$73,277,911

(1)          Interest is estimated at the current market rates — 5.41% and stated rates on Bonds related to Capital Lease.

(2)          Purchase obligations include obligations related to our marketing agreements, natural gas, corn and ethanol agreements, and consulting agreements.

Grants

On October 1, 2007, we received a Value-Added Producer Grant from the United States Department of Agriculture in the amount of $300,000.  The funding period of the grant began on that date and will conclude no later than December 31, 2008.  The grant funds were used only for Plant operation start-up costs, and have been fully utilized as of September 30, 2008.

Off-Balance Sheet Transactions

As of September 30, 2008, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

EXECUTIVE COMPENSATION

Governors’ Compensation

The following table sets forth all compensation earned by our governors during the 2008 fiscal year for service on our Board.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Anthony Hicks(3)	$137,000	$5,500	$142,500
Jerry Larson	$6,975	$398	$7,373
Lee Rogness	$4,950	$166	$5,116
Hans Ronnevik	$5,100	$259	$5,359
Mark Ellison	$5,775	$535	$6,310
Philip Deal	$4,425	$906	$5,331
Ed Mehl	$4,200	$221	$4,421
Jeff Stanislawski	$4,500	$107	$4,607
Gerald Rust	$4,500	$1,336	$5,836
Ron Tobkin	$4,300	$892	$5,192
Jonathan Piekarski	$5,100	$264	$5,364
Greg Smith	$3,825	$90	$3,915

(1)          Members of the Board receive compensation of $150 per meeting attended in person and $75 per meeting attended by phone or other electronic medium.   Members of the Board receive a monthly retainer of $150, and the Chairman of the Board receives an additional $200 monthly retainer for rendering services to us. The Secretary receives a monthly officer retainer of $100 and the Treasurer receives a monthly officer retainer of $100.  Further, members of the Board and board officers receive reimbursement for reasonable expenses incurred, other than mileage, if any, in connection with attending meetings of the Board and rendering services to us.

(2)          All other compensation includes reimbursements for mileage to our governors for travel to and from Board and committee meetings.  Mileage is reimbursed at the prevailing standard IRS rate per mile.  It also includes the Company’s portion of life insurance premiums for our governors.  The Company pays a life insurance premium of $90 per year for each governor, and each governor pays $90 per year for the premium out of pocket.

(3)          Mr. Hicks’ employment agreement as Chief Executive Officer and Chief Financial Officer is set to expire on December 31, 2009, unless extended by the Board of Governors.  In the event that Mr. Hicks is terminated without cause, Mr. Hicks will receive his pro-rated base salary through the termination date included in the termination notice given to Mr. Hicks.  Mr. Hicks may resign at any time by giving sixty (60) days’ prior written notice to the Company.  In connection with his employment agreement, Mr. Hicks agreed to a non-competition and non-solicit arrangement under which Mr. Hicks agreed, that for a period of two (2) years after the termination of his employment with the Company, Mr. Hicks will not consult for, be employed with, or otherwise perform services for, any person or entity in the ethanol business within 100 miles of any outer city limits of Fergus Falls, Minnesota; and that Mr. Hicks will not, directly or indirectly, solicit any customer, supplier, employee, or other representative of the Company.

In the fiscal year ending September 30, 2008, the Company had incurred an aggregate of $58,824 in governor fees and related expenses.  We expect to incur a similar amount of governor fees and related expenses in the fiscal year ending September 20, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are no persons known to management of the Company that currently have beneficial ownership of five percent (5%) or greater of the Company’s outstanding Units, based on 23,944,000 Units outstanding as of January 23, 2009.  As of the date of this Prospectus, none of our governors and officers have indicated whether or to what extent they will subscribe to purchase Units in this Offering, but such persons could determine to do so at any point before the Offering closes.

The executive officer and the governors own the number and percentage of Units set forth in the table below, based on 23,944,000 Units outstanding as of the date hereof. As of the date of this Prospectus, none of our governors and officers have indicated whether or to what extent they will subscribe to purchase Units in this Offering, but such persons could determine to do so at any point before the Offering closes.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Anthony Hicks	Class A Membership Units	47,000	(1)	*
Jerry Larson	Class A Membership Units	352,500		1.5%
Lee Rogness	Class A Membership Units	292,500	(2)	1.2%
Hans Ronnevik	Class A Membership Units	91,668		*
Mark Ellison	Class A Membership Units	72,500	(3)	*
Philip Deal	Class A Membership Units	17,500		*
Edward Mehl	Class A Membership Units	27,000		*
Ron Tobkin	Class A Membership Units	192,500	(4)	*
Gregory Smith	Class A Membership Units	127,000		*
Gerald Rust	Class A Membership Units	73,000		*
Jonathan Piekarski	Class A Membership Units	115,000	(5)	*
Jeff Stanislawski	Class A Membership Units	112,000	(6)	*
All officers and governors together as a group (12 persons)		1,520,168		6.3%

*  Designates less than one percent ownership.

(1)                                  Includes 4,500 restricted Units subject to forfeiture if Mr. Hicks ceases his employment with the Company prior to December 31, 2009 and 1,000 restricted Units subject to forfeiture if Mr. Hicks ceases his employment with the Company prior to December 31, 2010.

(2)                                  Includes 100,000 Units held by Rogness Brothers, LLP, an entity in which Mr. Rogness is an owner. Mr. Rogness disclaims beneficial ownership of all but 25,000 of such Units.

(3)                                  Includes 12,500 Units held by Optimistic Investment Club, an entity in which Mr. Ellison is an owner. Mr. Ellison disclaims beneficial ownership of all but 694 of such Units.

(4)                                  Includes 12,500 Units held by RNR LLP, an entity in which Mr. Tobkin is an owner. Mr. Tobkin disclaims beneficial ownership of all but 4,167 of such Units.  Also includes 50,000 Units held by Lakes Five, LLC, an entity in which Mr. Tobkin is an owner. Mr. Tobkin disclaims beneficial ownership of all but 10,000 of such Units.

(5)                                  Includes 80,000 Units held by Piekarski Energy Holdings, an entity in which Mr. Piekarski is an owner. Mr. Piekarski disclaims beneficial ownership of all but 25,000 of such Units.

(6)                                  Includes 107,000 Units held by SkiWest, LLC, an entity in which Mr. Stanislawski is an owner. Mr. Stanislawski disclaims beneficial ownership of all but 20,000 of such Units.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Member Control Agreement provides that our governors will be indemnified and held harmless for any claims against them related to any liability or damage incurred by reason of such governor’s actions or omissions to act in connection with the business of the Company. The Member Control Agreement provides that governors will only be entitled to indemnification if the governor determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Company, the governor was acting on behalf of the Company, the liability or loss was not the result of the governor’s negligence or misconduct and indemnification expenses are only recoverable from the nets assets of the Company. Notwithstanding the above, a governor is entitled to indemnification for losses, liabilities or expenses arising out of an alleged violation of federal or state securities laws only if at least one of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Our Member Control Agreement further provides that none of the governors or officers of the Company will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty. This could prevent both us and our Unit holders from bringing an action against any governor for monetary damages arising out of a breach of that governor’s fiduciary duty. This provision does not affect possible injunctive or other equitable remedies to enforce a governor’s duty of loyalty, for acts or omissions not taken in good faith, involving intentional misconduct or a knowing violation of the law, or for any transaction from which the governor derived an improper financial benefit. It also does not eliminate or limit a governor’s liability for participating in unlawful payments or distributions or redemptions, or for knowing violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to governors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Under Minnesota law, no member or governor will be liable for any of our debts, obligations or liabilities solely because he or she is a member or governor, subject to the provisions stated above. In addition, Minnesota law permits, and our Member Control Agreement contains, extensive indemnification provisions which require us to indemnify any officer or governor who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our governor or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a conflict of interest policy applicable to all of our employees, executive officers, governors and committee members. The policy prohibits such persons from having certain relationships and entering into certain transactions if they would impair their ability to make decisions in the Company’s best interest, and provides that all such relationships and transactions, of any size, must be disclosed to the Board. The conflict of interest policy is available in the Investor Relations section of our website at http://www.ottertailethanol.com. In addition, our Member Control Agreement provides a review process for proposed transactions directly between the Company and related parties. The existence and terms of any such transactions must be fully disclosed to the Board, which may approve the transaction only if it determines that it is on terms no more favorable to the governors, executive officers, members or their affiliates than generally afforded to non-affiliated parties in a similar transaction.  A majority of our governors who are disinterested in such a transaction must approve the transaction and, acting as fiduciaries, conclude that it is in our best interest.  Our Member Control Agreement does permit us to enter into transactions related to the sale of corn with governors, executive officers, or their affiliates without any formal Board approval process, provided that the terms of the transaction are commercially reasonable and no less favorable to the Company than could be obtained from an unaffiliated third party.

Since our inception, we have engaged in the transactions described below with our governors and officers.  Although we believe that these transactions were in our best interests, we cannot assure you that these transactions were entered into on terms as favorable to us as those that could have been obtained in arms-length transactions.

For the fiscal year ended September 30, 2008, we paid $176,000 for storage and corn procurement services to Wheaton-Dumont Coop Elevator, an entity in which one of our governors, Philip Deal, serves as the manager.  This transaction was approved in accordance with our policies and procedures for review and approval of related party transactions.  For the fiscal year ended September 30, 2007, we purchased 114 acres of the 116-acre site on which the Plant was constructed from Jonathan and Brenda Piekarski, on October 25, 2006.  Mr. Piekarski is a governor on our Board and at the time of purchase served as our Vice President.  The purchase price of the site was $700,000, which is approximately $6,140 per acre.  The Piekarski tract was determined by the Board and project consultants to be a desired site for the Plant, meeting or exceeding the requirements and criteria identified for the project site.  In particular, as a Board member, Mr. Piekarski left the Board room when the Piekarski tract was discussed and the motion was made and unanimously approved to enter into the Piekarski tract.  Our site committee collectively recommended to the full Board that the proposed option price was a fair market value for the site, based on recent sales data from the county recorder’s office on similar land sales, discussions with county officials, and discussions with one of the local appraisers.  In addition, the Board and the site committee took into consideration the report from our local legal counsel on sales and recent appraisals of similar development sites, as well as the report from our senior project advisor.  Collectively, the Board and the site committee, all of whom have spent many years actively involved in the commercial activity of the Fergus Falls area, determined that the site option price was fair and reasonable.

In addition, our governors presently have the following conflicts of interest: Lee Rogness is an owner of Interstate Inc. and Store Manager of RDO Fergus Falls, agricultural equipment dealerships which have supplied equipment to us; Jerry Larson has ownership in Chippewa Valley Ethanol Company (“CVEC”), a co-operative in Benson, Minnesota, through which he is obliged to deliver corn as part of his patronage and receives cash and, if authorized by CVEC, a dividend; and Mark Ellison serves as chairman of the board of Ag Country, a financial group making loans to agriculture companies of which a portion is in ethanol plants.

Purchase of Units

All of our officers and governors have purchased Units in the Company.

Governor Independence

We are evaluating governor independence based on the NASDAQ definition of “independent director” found in NASDAQ Rule 4200(a)(15).  None of our current governors are employees of the Company.  Each of the governors holds an ownership interest (or a beneficial interest) in the number of Units specified in “Security Ownership of Certain Beneficial Owners and Management.”  No governor has provided services or goods to us or purchased services or goods from us.  Based on that information, it is our view that each of its governors is an independent director under the NASDAQ listing standards.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain material federal income tax considerations relating to the tax treatment of the Company is based on current law.  The summary is not intended to represent a detailed description of all of the federal income tax consequences applicable to a particular investor in view of that investor’s particular circumstances nor is it intended to represent a detailed description of the federal income tax consequences applicable to investors subject to special treatment under the federal income tax laws.  The summary is based on current provisions of the Internal Revenue Code, current and proposed Treasury Regulations, court decisions, and other administrative rulings and interpretations.  All of these sources are subject to change, and these changes may be applied retroactively.  We cannot provide any assurance that any change, future provisions of the Internal Revenue Code or other legal authorities will not alter significantly the tax considerations we describe in this summary.

This section of the Prospectus describes the material federal income tax risks and consequences of your participation in OTAE. No information regarding state and local taxes is provided. EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER INVESTMENT IN OTAE MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER INVESTMENT IN OTAE. Although we will furnish Unit holders with such information regarding OTAE as is required for federal income tax purposes, each Unit holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our Units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through Regulations or judicial decisions. Tax legislation may be enacted in the future that will affect OTAE and a Unit holder’s investment in OTAE. Additionally, the interpretation of existing law and Regulations described here may be challenged by the Internal Revenue Service (“IRS”) during an audit of our information return. If successful, such a challenge likely would result in adjustment of a Unit holder’s individual return.

The statements and legal conclusions contained in this section regarding federal income tax consequences of owning our Units as a result of our partnership tax classification are based on the research and analysis of our tax counsel. The tax consequences to us and our Unit holders are highly dependent on matters of fact that may occur at a future date.  Based on our tax counsel’s research and analysis, we will be treated as a partnership for federal income tax purposes.  No rulings have been or will be requested from the IRS concerning any of the tax matters we describe. Accordingly, you should know that our position that we are treated as a partnership for federal income tax purposes is in no way binding on the IRS or any court of law. The IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and our tax counsel’s research and analysis may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d) of the Code.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

Circular 230 Notice

The contents of this Prospectus were not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer.  The following discussion was written to support the promotion or marketing of the transactions addressed by this Prospectus.  Each investor should seek advice based upon the investor’s particular circumstances from an independent tax advisor.

Partnership Status

Under Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership.  This means that we will not pay any federal income tax and the Unit holders will pay tax on their shares of our net income.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C-corporation” for federal income tax purposes. As a C-corporation, we would be taxed on our taxable income at federal corporate rates, currently at a maximum rate of thirty-five percent (35%). Distributions would be taxed again to Unit holders as corporate dividends. In addition, Unit holders would not be required to report their shares of our income or gains on their tax returns until such are distributed to Unit holders as corporate dividends. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit holders would be reduced by the amount of tax paid, in which case the value of the Units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Code. Section 7704 of the Code provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:

•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.

Although there is no binding legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, we are subject to testing under the publicly traded partnership rules because we have not elected to be taxed as a corporation and intend to be taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

We do not intend to list the Units on the New York Stock Exchange, the NASDAQ Stock Market or any other market. In addition, our Member Control Agreement prohibits any transfer of Units without the approval of our governors. Our governors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions provide that the interests will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•	In “private” transfers;

•	Through a qualified matching service; or

•	In limited amounts that satisfy a two percent (2%) test.

Private transfers include, among others:

•	Transfers (for example, gifts) in which the transferee’s tax basis in the Units is determined by reference to the transferor’s tax basis in the Units transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Code or an IRA; and

•

“Block transfers.” A block transfer is a transfer by a Unit holder and any related persons as defined in Section 267(b) or Section 707(b)(1) of the Code, in one or more transactions during any thirty-calendar-day period of Units that in the aggregate represents more than two percent (2%) of the total interests in limited liability company capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match Unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•

The seller cannot enter into a binding agreement to sell the interest until the fifteenth (15th) calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the forty-fifth (45th) calendar day after the interest is listed;

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The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within one hundred twenty (120) days of its listing and is not reentered into the system for at least sixty (60) days after its deletion; and

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The sum of the percentage interests in limited liability company capital or profits transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent (10%) of the total interests in limited liability company capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, transfers through a qualified matching service, and certain other transfers, do not exceed two percent (2%) of the total interests in limited liability company capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

We have retained AgStockTrade.com as our qualified matching service to provide a mechanism for our members to transfer limited quantities of our membership Units. A qualified matching service involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests.  Offers to sell Units expire at a predetermined time, which is posted on the qualified matching service’s website.  Prospective buyers must meet specific requirements to purchase our Units through the service, including a minimum purchase requirement of 500 Units and payment of a service fee to the Escrow Agent.  Since retaining AgStockTrade.com, we have had no transfer of Units through the qualified matching service.

Tax Treatment of Our Operation; Flow-Through Taxable Income and Loss; Use of Calendar Year

We will pay no federal income tax. Instead, as Unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.

Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our Unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than fifty percent (50%) of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Unit Holders

As a Unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a Unit holder reporting on a calendar year basis will include his or her share of our 2009 taxable income or loss on his or her 2009 income tax return. A Unit holder with a September 30 fiscal year will report his share of our 2009 taxable income or loss on his income tax return for the fiscal year ending September 30, 2009. We will provide each Unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a Unit holder will not be taxable to the Unit holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in his Units immediately before the distribution, provided the distribution is not treated as a guaranteed payment under Section 707(c), a payment to a Unit holder not in his or her capacity as a Unit holder under Section 707(a), or a distribution subject to the disguised sale rules of Section 737 of the Code. Cash distributions in excess of Unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased in this offering will be $0.50.

An investor’s initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by:

•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of certain items of our debt.

The Unit basis calculations are complex. A Unit holder is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the Unit holder’s share of the loss;

•	Upon the liquidation or disposition of a Unit holder’s Unit, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a Unit or OTAE’s liquidation, exact computations usually are not necessary. For example, a Unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Code. The purpose of the basis adjustments is to keep track of a Unit holder’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

Deductibility of Losses; Basis, At-Risk and Passive Loss Limitations

A Unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

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Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Code Section 704(d). If the investor’s share of our losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

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At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

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Passive Loss Rules; Investment Interest Expense Rules. Section 469 of the Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S-corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income. Upon disposition of a Unit holder’s entire interest in this limited liability company to an unrelated party in a fully taxable transaction, such suspended passive activity losses become treated as losses that are not from a passive activity. It is important to note that “passive activities” generally do not include dividends and interest income that normally is considered to be “passive” in nature.

For Unit holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation, among other limitations. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest expense would be suspended and would be deductible against future passive activity income. Upon disposition of a Unit holder’s entire interest in this limited liability company to an unrelated party in a fully taxable transaction, such suspended interest expenses become treated as losses that are not from a passive activity.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased or decreased by the amount of certain adjustments and preference items. We may generate preference items affecting a Unit holder’s alternative minimum taxable income. Depending on a Unit holder’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a Unit holder’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in OTAE on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes is determined in accordance with our Member Control Agreement. Under Section 704(b) of the Code; however, the IRS will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our Member Control Agreement does not meet either test, the IRS may reallocate these items in accordance with its determination of each Unit holder’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Member Control Agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New Unit holders will be allocated a proportionate share of income or loss for the year in which they become Unit holders. The Member Control Agreement permits our governors to select any method and convention permissible under Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit holder. In addition, the Member Control Agreement provides that upon the transfer of all or a portion of a Unit holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the Unit holder’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Except as noted below, gain or loss recognized by a Unit holder on the sale or exchange of a Unit held for more than one year will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Code Section 751(c) to include receivables not previously included in income under the Company’s method of accounting and certain items of depreciation recapture. We will assist those Unit holders that sell Units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our Company.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit holder in his Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit holder’s proportionate share of the inside basis. Section 754 of the Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Code.

A Code Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Code Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Code Section 754 election, Regulations require us to make the basis adjustments. In addition, these Regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our income tax returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the Units or the transferee’s basis in the Units under Section 1014 of the Code, unless clearly erroneous.

Our Member Control Agreement provides our governors with authority to determine whether or not a Code Section 754 election will be made. Depending on the circumstances, the value of Units may be affected positively or negatively by whether or not we make a Code Section 754 election. If we decide to make a Code Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Code Section 754 election is irrevocable unless the IRS consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ Units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ Units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a Unit to notify us in writing within thirty (30) days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Code Section 751(a) exchanges, it is more likely than not that a transfer of a Unit will constitute a Code Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of fifty dollars ($50) for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Unit holders

We will annually provide each Unit holder with a Schedule K-1 (or an authorized substitute). Each Unit holder’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each Unit holder must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8082 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The IRS may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investor’s tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will identify a “tax matters partner” who has certain responsibilities with respect to any IRS audit and any court litigation relating to us. Investors should consult their own tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by Regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our Unit holders and us.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “tax matters partner” (in the Company, the “Tax Matters Member”) as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a “member-manager” which is defined as a Company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of governors who is also a Unit holder of the Company. Our Member Control Agreement provides for board designation of the Tax Matters Member. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within thirty-six (36) months of the date the investor filed his income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A twenty percent (20%) penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement,” “negligence,” or a “substantial understatement of income tax,” among other reasons.  All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a twenty percent (20%) penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or Regulations. In addition, Regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

INVESTORS CONTEMPLATING A PURCHASE OF UNITS PURSUANT TO THIS OFFERING SHOULD SEEK INDEPENDENT ADVICE FROM LEGAL COUNSEL REGARDING THE EFFECT OF THE RESTRICTIONS DESCRIBED HEREINABOVE.

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HOW TO PURCHASE UNITS

To purchase the Units we are offering pursuant to this Prospectus, you should carefully read this Prospectus and its Exhibits and then proceed as follows:

1.                                       Review the Subscription Agreement and Letter of Investment Intent (“Subscription Agreement”) found under EXHIBIT C.  Complete the information requested, including the total number of Units to be purchased, and execute the signature page.  By signing the Subscription Agreement, you are also acknowledging that you have received and reviewed this Prospectus and its Exhibits that you agree to be bound by the terms of the Member Control Agreement.

2.                                       Make a check payable to “Security State Bank, as Escrow Agent for Otter Tail Ag Enterprises, LLC” in an amount equal to the total purchase price of the Units for which you are subscribing.

3.                                       Review the Articles of Organization and the Member Control Agreement found under Exhibits A and B, respectively.  Complete the signature page to the Member Control Agreement acknowledging that you agree to be bound by the terms of the Member Control Agreement.

4.                                       Deliver to the Company, by mail or in person, the following materials (as applicable):

•                                          Subscription Agreement

•                                          Member Control Agreement (signature page only)

•                                          Check for full payment of the purchase of the Units.

IMPORTANT NOTICE:  Investors deemed the beneficial owners of five percent (5%) or more of our Units may have reporting obligations under Section 13 and Section 16 of the Securities Act as we are a public reporting Company.  If you believe that you may become the beneficial owner of five percent (5%) or more of our outstanding Units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under federal securities laws.

Your subscription materials must be post-marked or received by us no later than the close of the Offering period ([One Year after Effective Date], 2010), if you wish to subscribe for Units in this Offering.  Completed subscriptions will be accepted from eligible subscribers, meeting the eligibility standards described in this Prospectus on a first-come, first-served basis.  We reserve the right to reject a subscription for any reason.

If you have questions concerning the subscription process, please contact Anthony Hicks, Chief Executive Officer and Chief Financial Officer,  as follows:

Anthony Hicks

24096 - 170th Avenue

Fergus Falls, Minnesota, 56537-7518

(218) 998-4301

MINIMUM 12,000,000 UNITS
MAXIMUM 36,000,000 UNITS

PROSPECTUS

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. We are offering to sell, and seeking offers to buy, Units only in the state of Minnesota. The information contained in this Prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common shares.

Through and including [Ninety Days after Effective Date], 2009 (the 90th day after the effective date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.